UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY MAY 13, 2020

Dear Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Southside Bancshares, Inc. (the “Company”) to be held on Wednesday, May 13, 2020, at 11:30 a.m., central time. Due to the emerging public health concerns related to the novel coronavirus (COVID-19) pandemic, the Annual Meeting will be a virtual meeting held online at http://www.virtualshareholdermeeting.com/SBSI2020, and at any adjournments thereof, for the purpose of considering and acting upon the following:

1.
the election of seven nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”), six of whom are to serve until the Annual Meeting of Shareholders in 2023 and one to serve until 2022;

2.	a non-binding advisory vote on the compensation of the Company's named executive officers;

3.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2020; and

4.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company.  You will be able to ask questions to the Company’s officers and directors through the virtual meeting. Representatives from EY, the Company’s independent registered public accounting firm, are expected to be in attendance virtually at the Annual Meeting and available to answer your appropriate questions or make a statement if they so desire.

Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 17, 2020, are entitled to vote at the Annual Meeting.

There will not be a physical meeting. Instead, you will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/SBSI2020. You will be required to enter your control number found on your proxy card or notice to enter the meeting.

Your attendance and vote are important.  Please sign, date and return the enclosed proxy immediately in the envelope provided or you may vote your shares by telephone or Internet.  It is important that you sign and return the proxy or vote by telephone or Internet, even if you plan to attend the virtual meeting.  Your proxy may be revoked by notice in writing to the Corporate Secretary at the Company’s principal executive office, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares virtually at the Annual Meeting.

By Order of the Board of Directors,

/s/ John R. (Bob) Garrett
John R. (Bob) Garrett
Chairman of the Board
Tyler, Texas
March 27, 2020

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held Wednesday May 13, 2020:

The Company's Proxy Statement and 2019 Annual Report are available at https://investors.southside.com/FinancialDocs.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY, IN THE ENCLOSED ADDRESSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR INTERNET.

i

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 13, 2020

TO OUR SHAREHOLDERS:
This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2020, at 11:30 a.m., central time. Due to the emerging public health concerns related to the novel coronavirus (COVID-19) pandemic, the Annual Meeting will be a virtual meeting held online at http://www.virtualshareholdermeeting.com/SBSI2020, and at any adjournments thereof, for the purpose of considering and acting upon the following:

1.
the election of seven nominees named in this proxy statement to serve as members of the Board of Directors of the Company (the "Board”), six of whom are to serve until the Annual Meeting of Shareholders in 2023 and one to serve until 2022;

2.	a non-binding advisory vote on the compensation of the Company's named executive officers;

3.
the ratification of the appointment by our Audit Committee of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2020; and

4.	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
This Proxy Statement and a proxy card, as well as the Annual Report of the Company for the year ended December 31, 2019, including financial statements, are first being sent or made available to shareholders on or about April 2, 2020.
You are encouraged to review all of the information contained in the proxy materials before voting.
VOTING OF PROXY
If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted in accordance with the Board’s recommendations, as follows:

•	FOR the election of all of the nominees named in this proxy statement as directors;

•	FOR the approval of the compensation of the Company's named executive officers;

•	FOR the ratification of the appointment of EY.
The proxies will use their discretion with respect to voting on any other matters presented for a vote at the meeting.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of any action taken at that meeting nor will it indicate approval or disapproval of that action.
If your shares are registered in your name as the shareholder of record, you may vote by mail, telephone or Internet by following the instructions below.  Voting instructions also appear on your proxy card.  If you grant a proxy by telephone or by Internet, please have your proxy card available.

•	To vote by mail, complete, sign, and return the enclosed proxy card in the postage paid envelope provided or return to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717.

•
To vote by telephone, call toll free 1-800-690-6903 within the United States, U.S. territories and Canada on a touch tone telephone by 11:59 p.m. eastern time on May 12, 2020. Have your proxy card in hand and follow the instructions.

•
To vote by Internet, to vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholdermeeting.com/SBSI2020. You will need the control number printed on your notice or proxy card.

The telephone and Internet voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders who vote by telephone or Internet do not need to return the proxy card.
If you hold your shares in “street name” in a stock brokerage account or through a bank, trust or other nominee, the broker or other nominee is considered the record holder and you are the beneficial owner of the shares. Beneficial owners vote their street name shares by instructing their broker or other nominee how to vote using the voting instruction form provided by the broker or nominee. Brokers only have authority to vote in their discretion on “routine” matters if they do not receive voting instructions from the beneficial owner of the shares.
Please note that the proposal to elect directors and the advisory vote on the compensation of the Company's named executive officers (the “Say-on-Pay” vote) are not considered routine matters. Consequently, if you do not give your broker or nominee specific

Southside Bancshares, Inc. | 2020 Proxy Statement | 1

voting instructions with respect to such proposals, your street name shares will be treated as broker non-votes with respect to those proposals (see “Quorum, Voting Rights and Procedures” below) and will have no effect on the outcome of such proposals.
If you hold your shares in street name and want to vote at the Annual Meeting, you must enter your control number found on your proxy card or notice to attend the virtual meeting and vote your shares.

REVOCABILITY OF PROXY
Your proxy may be revoked by providing notice in writing to the Corporate Secretary at the Company’s principal executive offices, located at 1201 South Beckham Avenue, Tyler, Texas 75701, at any time prior to the Annual Meeting, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your virtual attendance at the Annual Meeting will not constitute automatic revocation of the proxy.
PERSONS MAKING THE SOLICITATION
The Company’s Board is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by directors, officers and employees of the Company who will receive no additional compensation.
RECORD DATE AND OUTSTANDING SHARES
The Company’s Board has fixed the close of business on March 17, 2020, as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on March 17, 2020, there were approximately 33,488,095 shares of common stock outstanding and eligible to be voted on each matter.
QUORUM, VOTING RIGHTS AND PROCEDURES
The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, virtually or by properly submitted proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. In the event that a quorum is not represented virtually or by proxy at the Annual Meeting, a majority of shares present or represented at the meeting and entitled to vote at the meeting may adjourn the Annual Meeting to a later date to allow the solicitation of additional proxies or other measures to obtain a quorum.
Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.
Proposal 1, the election of six directors to serve until the 2023 Annual Meeting and one director to serve until the 2022 Annual Meeting, requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock entitled to vote in the election of directors; provided, however, that if, as of the record date, the number of nominees for director exceeds the number of positions on the Board to be filled by election at such meeting, or a “contested election,” then the directors shall be elected by a plurality of the votes cast. A “majority of the votes cast” means that the number of shares cast “for” a director’s election exceeds the number of shares cast “against” a director’s election, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. A “plurality of the votes cast” means that the director nominees who receive the highest number of “for” votes will be elected to the Board. The Board has proposed seven nominees for election. No other nominees for election to the Board have been submitted for election in accordance with our bylaws. Thus, the Board has determined that this is not a contested election, and each director will be elected by a majority of the votes cast.
Under our bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of the votes cast shall promptly tender his or her resignation to the Board, the effectiveness of which will be conditioned upon and subject to acceptance by the Board. The Nominating Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken, after which the Board will vote to decide whether to accept the recommendation of the Nominating Committee and will promptly disclose that decision and the rationale behind its decision.
Proposal 2, the Say-on-Pay vote, and Proposal 3, the ratification of EY as the Company’s independent registered public accounting firm and any other matter that may properly come before the Annual Meeting, require approval by a majority of the shares of common stock entitled to vote on, and voted for or against, or expressly abstained from voting, with respect to the matter.

Southside Bancshares, Inc. | 2020 Proxy Statement | 2

EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES
Shares represented at the Annual Meeting that are withheld or abstain from voting and broker non-votes votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be considered present for the purpose of determining a quorum at the Annual Meeting.
For Proposal 1, abstentions and broker non-votes will not be counted in determining whether a director has received a majority of the votes cast for his or her election.
For Proposals 2 and 3 and for any other matter that may properly come before the meeting, abstentions will be included in vote totals and, as such, will have the same effect on those proposals as a vote against such proposals. Broker non-votes will not be included in vote totals and, as such, will have no effect on such proposals.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board is currently comprised of 15 directors. The Board is classified into three classes, which are currently comprised of six directors, five directors, and four directors, with three-year terms each.  If the proposed nominees are elected, one class will be comprised of six directors and two classes will be comprised of five directors. Under NASDAQ listing rules, a majority of the Board must be comprised of independent directors.  The Board has determined that each director nominated is independent under NASDAQ listing rules, except for H. J. Shands, III, Regional President of East Texas.
As identified below, six of the nominees for election at the Annual Meeting are nominees for a three-year term expiring at the 2023 Annual Meeting and one is a nominee for a two-year term expiring at the 2022 Annual Meeting.
Term Expiring 2023

•	Lawrence Anderson, M.D.

•	Melvin B. Lovelady, CPA

•	John F. Sammons, Jr.

•	H. J. Shands, III

•	William Sheehy

•	Preston L. Smith

Term Expiring 2022

•	Shannon Dacus

All of the nominees, except Shannon Dacus, are currently directors of the Company and were previously elected to the Board by shareholders. All of the nominees are current directors of the Company's subsidiary, Southside Bank. For biographical information on the nominees, please see “Information About Our Directors, Nominees and Executive Officers.”
Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons recommended by the Nominating Committee and nominated by the Board as nominees for directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more of the nominees shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board.
The Board recommends a vote FOR the election of each of the individuals nominated for election as a director.

Southside Bancshares, Inc. | 2020 Proxy Statement | 3

INFORMATION ABOUT OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
The following table sets forth information regarding our nominees for director, our continuing directors and our current executive officers.  Our Board is divided among three classes, with current members of each class serving three-year terms.

NOMINEES FOR DIRECTOR TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING	INITIAL ELECTION TO BOARD
LAWRENCE ANDERSON, M.D. (63) – Dr. Anderson was the founder of Dermatology Associates of Tyler and served as the medical director from 1996 to 2012. He then served in the same role for Oliver Street Dermatology from 2012 to 2016. He is a graduate of Washington State University and Uniformed Services University of Health Sciences in Bethesda, Maryland. He is the Chairman of the University of Texas at Tyler Foundation Board and a published author, with a number of publications, presentations and lectures to his credit. Dr. Anderson’s management, leadership skills and healthcare industry knowledge, combined with his knowledge of business and finance, qualify him to be a member of the Board.
2010
MELVIN B. LOVELADY, CPA (83) – Mr. Lovelady has a BBA with a major in accounting, has been a licensed CPA since 1967, is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000. He was an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004. Prior to joining Henry & Peters, PC, he was a partner in the accounting firm of Squyres Johnson Squyres CPA. He is a member of the Board of Directors of the Tyler Junior College Foundation, the Hospice of East Texas, the Alzheimer's Alliance of Smith County, a life member of the Salvation Army Advisory Board of Tyler, Texas and a Trustee of the R. W. Fair Foundation. Mr. Lovelady is a former partner with two accounting firms and a current or prior member of numerous boards, including serving on this Board since 2005, all of which qualify him to be a member of the Board.
2005
JOHN F. SAMMONS, JR. (70) – Mr. Sammons is the current Chairman and Chief Executive Officer of Mid States Services, Inc., a nationwide distributor of products and services to the corrections industry. He is also the owner of Temple Supply Company with investments in various non-public businesses related to sales to the convenience store industry. Mr. Sammons enjoyed an extensive public service career serving as mayor of Temple, Texas and also served on the Board of the Texas Department of Commerce among numerous other state and national appointments. He was Vice Chairman of the Board of Directors of OmniAmerican Bancorp, Inc. ("OmniAmerican") from 2009 until December 17, 2014, when OmniAmerican was acquired by the Company. Mr. Sammons' extensive business management background, knowledge of business and finance and skills leading numerous endeavors over 40 years qualify him to be a member of the Board.
2017
H. J. SHANDS, III (64) – Mr. Shands currently serves as Regional President, East Texas having joined the bank as a result of the acquisition of Diboll State Bancshares, Inc. on November 30, 2017. Mr. Shands will retire as Regional President, East Texas effective April 30, 2020. He is a Trustee for the T.L.L. Temple Foundation, the I.D. & Marguerite Fairchild Foundation and Angelina College. He previously served as President and CEO of First Bank & Trust East Texas for 26 years and was Treasurer of Temple Inland Inc., a major manufacturer of corrugated packing and building products, with diversified banking and financial services operations. Mr. Shands served as Vice Chairman of the Finance Commission of Texas where he represented the banking industry for 8 years. He also served on the Board of Directors, and was Past Chairman for CHI Memorial Health Center of East Texas, City of Lufkin 4B Economic Development and First Bank of Conroe, N.A. Mr. Shands' over 40 years of banking experience, leadership, business development and management skills qualify him to be a member of the Board.
2017
WILLIAM SHEEHY (79) – Mr. Sheehy retired on December 31, 2006 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, where he had practiced law since 1971. Mr. Sheehy received his law license in 1964 and continuously practiced until his retirement. Mr. Sheehy’s practice was primarily in the area of banking and commercial law, as well as real estate. Within these areas, Mr. Sheehy has extensive experience in reorganizations, acquisitions and transactional events. As part of the banking practice, Mr. Sheehy has experience in loan structuring and collection issues. Mr. Sheehy is a former director of the Texas Association of Bank Counsel. Mr. Sheehy brings to our Board an extraordinary understanding of our business, history and organization. His legal experience and service on this Board since 1983, qualify him to be a member of the Board.
1983
PRESTON L. SMITH (64) – Mr. Smith has been the President and owner of PSI Production, Inc., a petroleum, exploration and production company since 1985. He is a member of the Independent Petroleum Association of America and served as Northeast Texas Representative to the Board of Directors from 1999 to 2005. Mr. Smith serves as General Partner for the Pineywoods Mitigation Bank and manager for Wildwood Environmental Credit Company. Mr. Smith served on the Board of Trustees for All Saints Episcopal School of Tyler from 1994-2014, is Chairman of the Board of CHRISTUS Trinity Mother Frances Health System, and a member of the University of Texas at Tyler Engineering School Advisory Board. Mr. Smith’s management and leadership skills, combined with his knowledge of the oil and gas industry, emerging environmental credit markets, and the health care industry qualify him to be a member of the Board.
2009

Southside Bancshares, Inc. | 2020 Proxy Statement | 4

NOMINEE FOR DIRECTOR TERM TO EXPIRE AT THE 2022 ANNUAL MEETING
SHANNON DACUS (51) – Ms. Dacus is President and owner of the Dacus Firm in Tyler, Texas and has been a licensed and practicing attorney since 1994, with a focus on business litigation. She currently serves as chair of the Board of Directors for the Smith County Bar Foundation and chair-elect of the Board of Trustees for the Texas Bar Foundation. She previously served as chair of the Board of Directors for the Tyler Economic Development Council, the East Texas Communities Foundation, the Women's Fund and Leadership Tyler. She also served on the board of an East Texas bank for over 4 years, where she served as a member of the Audit Committee and Chairman of the Risk and Compliance Committee. She has received numerous honors including Professional of the Year from the Hispanic Business Alliance and the Award of Excellence from the Smith County Bar Association. Ms. Dacus' extensive legal background as well as business management and leadership skills, qualify her to be a member of the Board.

DIRECTORS CONTINUING UNTIL THE 2022 ANNUAL MEETING	INITIAL ELECTION TO BOARD
MICHAEL J. BOSWORTH (69) – Mr. Bosworth graduated from Texas Tech University and entered the insurance business working for Agency Management Systems until 1977 when he joined Bosworth & Associates as an Independent Insurance Agent and Risk Manager. Mr. Bosworth is a Certified Insurance Counselor and Accredited Advisor of Insurance. Mr. Bosworth has served as the President and CEO of Bosworth & Associates since 1987. He is currently on the Board of Combined Agents of America, East Texas Communities Foundation, TMF Covenant Corporation and is a member of Christ Episcopal Church where he has served on the Vestry as the Senior Warden. Mr. Bosworth has served on the following Boards: Tyler Economic Development Council, All Saints Episcopal School, American Red Cross of Smith County, Children's Village, Willow Brook Country Club, Independent Insurance Agents of Tyler and the Board of the Independent Insurance Agents of Texas. Mr. Bosworth's extensive insurance industry knowledge and experience, as well as his leadership and risk management skills, qualify him to be a member of the Board.
2017
LEE R. GIBSON, CPA (63) – Mr. Gibson has served as President and Chief Executive Officer (“CEO”) of the Company since January 2017. He has served as President of the Company since December 2015 and as an executive and Chief Financial Officer (“CFO”) of the Company from 2000 to 2015. He joined Southside Bank in 1984 and is also a director of Southside Bank. He currently serves as a Director and member of the Investment Committee of the Tyler Junior College Foundation and serves as a Director and Chairman of the Finance Committee of the Tyler Economic Development Council. He previously served as Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas for six years and Council of Federal Home Loan Banks for two years. Mr. Gibson has over 35 years of banking experience, has served on the Board of Southside Bank since 1999, is a CPA and has extensive financial knowledge, which qualify him to be a member of the Board.
2015
GEORGE H. (TREY) HENDERSON, III (61) – Mr. Henderson is the owner of Henderson Mineral, Inc. and a graduate of Texas A&M University with a bachelor's degree of Science in Agricultural Economics. Mr. Henderson currently serves on the Board of Directors for Brookshire Brothers, the Pineywoods Foundation, the George H. Henderson, Jr. Expo Center and the Texas Forestry Association Legislative Board, and as trustee for the Texas A&M University 12th Man Foundation. He has worked closely with the Lufkin/Angelina Economic Development Board to bring new businesses to Angelina County. He previously served on the Board of Directors for First Bank & Trust East Texas. Mr. Henderson has been a member of the Southside Bank Board of Directors since December 7, 2017. Mr. Henderson's extensive business management and leadership experience, as well as knowledge of the agriculture industry, qualify him to be a member of the Board.
2018
DONALD W. THEDFORD (70) – Mr. Thedford has been the owner and President of Don’s TV & Appliance, Inc., a home appliance and electronics store, since 1979. He is a member of the National Appliance Retail Dealers Association and the BrandSource Marketing Group. Mr. Thedford currently serves as a Board member of the Smith County Sheriff's Foundation and has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, Better Business Bureau of East Texas, Retail Dealers Association and The Salvation Army. Mr. Thedford’s management and leadership skills operating his business for over 40 years, combined with his overall knowledge of business and finance, qualify him to be a member of the Board.
2009

Southside Bancshares, Inc. | 2020 Proxy Statement | 5

DIRECTORS CONTINUING UNTIL THE 2021 ANNUAL MEETING	INITIAL ELECTION TO BOARD
S. ELAINE ANDERSON, CPA (67) – Ms. Anderson has a BBA with a major in accounting from Indiana University and has been a licensed CPA since 1976. She served as a director of OmniAmerican from 1996 to December 17, 2014 and as independent Chairperson of the Board from May 2010 to December 17, 2014, when OmniAmerican was acquired by the Company. She served for 24 years with Texas Health Resources as Senior Vice President and Chief Compliance Officer prior to retiring in January 2016. In that role, she had responsibilities for compliance, privacy, information security and enterprise risk management. Texas Health Resources is one of the largest nonprofit healthcare systems in the U.S. Her prior professional experience includes serving in various positions with the international accounting firm, PricewaterhouseCoopers from 1980 to 1991. Ms. Anderson currently serves as the Treasurer for Arborlawn United Methodist Church Foundation. Her memberships have included the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Health Care Compliance Association. Ms. Anderson's public accounting experience, understanding of financial statements and experience as the Chief Compliance Officer for a large healthcare system qualify her to be a member of the Board.
2014
HERBERT C. BUIE (89) – Mr. Buie has been Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955. He serves on the Board of Directors of the University of Texas Health Science Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, The Salvation Army, Tyler Economic Development Council, the University of Texas at Tyler Foundation and the East Texas State Fair. Mr. Buie brings to our Board an extraordinary understanding of our business, history and organization, as well as management, leadership and business skills. These skills, combined with his service on numerous boards, including this Board since 1988, qualify him to be a member of the Board.
1988
PATRICIA A. CALLAN (61) – Ms. Callan is a principal of Callan Consulting, which has provided sales management, insurance, managed care and healthcare related consulting services in the Dallas/Fort Worth area since 2001. She previously held executive management positions in Texas and Kentucky for regional and national insurance companies and owned an independent insurance agency in Lexington, Kentucky. She also served on the Board of Directors of OmniAmerican from 2006 to December 17, 2014, when OmniAmerican was acquired by the Company. Ms. Callan holds a Texas General Lines License. Ms. Callan's extensive business management and leadership experience qualify her to be a member of the Board.
2014
JOHN R. (BOB) GARRETT (66) – Mr. Garrett is a residential and commercial real estate developer and has served as the President of Fair Oil Company, a Tyler based oil and gas exploration and production company, since 2002. Mr. Garrett is also President of the R. W. Fair Foundation and a member of the University of Texas Health Science Center at Tyler Development Board. He is a director of T.B. Butler Publishing, Inc. and a director of the Meadows Mental Health Policy Institute. He is a past president of both the Tyler Area Builders Association and the Texas Association of Builders. Mr. Garrett brings to our Board extensive knowledge in the areas of residential and commercial real estate and oil and gas, as well as management, leadership and business skills and experience serving on numerous boards, all of which qualify him to be a member of the Board.
2009
TONY K. MORGAN, CPA (70) – Mr. Morgan is a founding partner of Gollob Morgan Peddy P.C., an East Texas public accounting firm. He began his career as an accounting professional in 1972 and specializes in Business Valuation and Litigation Support (semi-retired effective 2019). He is a CPA, accredited in Business Valuation, and certified in Financial Forensics. Mr. Morgan is a graduate of Stephen F. Austin State University and has served in various community service roles for organizations including East Texas Communities Foundation (currently Chairman), Tyler Salvation Army Board, Children's Village and the East Texas Area Council, Boy Scouts of America. Mr. Morgan's extensive financial background, including being a founding partner of an accounting firm, qualifies him to be a member of the Board.
2017

Southside Bancshares, Inc. | 2020 Proxy Statement | 6

EXECUTIVE OFFICERS
TIM ALEXANDER (63) – Mr. Alexander currently serves as the Chief Lending Officer (“CLO”) of the Company having joined Southside Bank in 2005 and is an advisory director of Southside Bank. Mr. Alexander is a graduate of the University of Texas at Austin with over 35 years of commercial lending experience. He currently serves as a Trustee on the Board of The Great Commission Foundation of the Episcopal Diocese of Texas.

JIM D. ALFRED (64) – Mr. Alfred currently serves as Regional President, Central Texas and joined Southside Bank in 2010. Mr. Alfred is a graduate of Texas Tech University with over 34 years of commercial banking experience. He currently serves on the Governing Board of Make-A-Wish Foundation of Central & South Texas and is a member of the Real Estate Council of Austin and Austin Homebuilders Association.

T. L. ARNOLD, JR. (56) – Mr. Arnold currently serves as Chief Credit Officer of the Company and of Southside Bank. He previously served as Executive Vice President and Senior Credit officer of Southside Bank from December 2014 until March 2019. He joined Southside Bank in December 2014, upon the acquisition of OmniAmerican Bank, where he served as Senior Executive Vice President and Chief Credit Officer. Mr. Arnold is a graduate of The University of Texas at Arlington and has over 30 years' experience in the banking and financial services industry. He serves on the Board of Directors for William Mann Community Development Corporation and is actively involved in Meals on Wheels of Tarrant County.

MARK W. DRENNAN (46) – Mr. Drennan currently serves as Regional President, North Texas, having joined Southside Bank in January 2017. In this role, he is responsible for strategic planning, coordination, and implementation of bank operations in the North Texas market. Mr. Drennan is a graduate of Texas Tech University with both a BBA and MBA and has over 18 years of commercial bank experience. Mr. Drennan also graduated from the Stonier National Graduate School of Banking at the University of Pennsylvania. Mr. Drennan previously served as Board Chair of Leadership Fort Worth and on the Board of Directors for the YMCA of Metropolitan Fort Worth.

BRIAN K. MCCABE (59) – Mr. McCabe currently serves as Chief Operations Officer of the Company and Southside Bank. He previously served as Executive Vice President of the Company from 2014 until June 2017. He is also an advisory director of Southside Bank. He joined Southside Bank in 1983, and since that time has managed different operational and electronic banking areas. Mr. McCabe is a graduate of Stephen F. Austin State University, with a degree in Business Data Processing and a minor in finance, and the Southwest Graduate School of Banking. He currently serves on the Boards of East Texas Lighthouse for the Blind and CHRISTUS Trinity Mother Frances Foundation. Mr. McCabe has previously served on the Board of Directors of the Tyler Area Chamber of Commerce, United Way of Smith County and Smith County American Red Cross.

JULIE N. SHAMBURGER, CPA (57) – Ms. Shamburger currently serves as Chief Financial Officer of the Company and Southside Bank. She is also an advisory director of Southside Bank. Ms. Shamburger served as Executive Vice President and Chief Accounting Officer from 2011 until April 2016. Ms. Shamburger joined Southside Bank in 1982 and has over 35 years of accounting experience. Ms. Shamburger is a graduate of the University of Texas at Tyler. She is responsible for the oversight of regulatory and SEC reporting as well as the daily accounting practices of the Company and Southside Bank. Ms. Shamburger currently serves on the Board of Directors of CASA for Kids of East Texas. Ms. Shamburger is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants.

Southside Bancshares, Inc. | 2020 Proxy Statement | 7

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Southside is committed to operating our business responsibly, and believes our business, shareholders, communities and employees benefit from our commitment to environmental, social and governance (“ESG”) best practices. Highlights of our ESG efforts include:
Environment
We announced a Company rebranding in 2017 to modernize the Company’s image. Over the last few years, including in 2019, we have remodeled our branches to be consistent with our rebranding. After 2020, remodels of all branches will be substantially complete. We have implemented the following in our remodels: energy efficient windows, LED Lighting, low-flow faucets for water conservation, low maintenance vegetation and higher efficiency HVAC, as units are replaced.

Social
We have a rich history of community involvement and take great pride in serving the communities in which we operate. Our commitment to these communities is reflected through charitable contributions, community service, financial education programs and community development initiatives.
Community

•	Community Impact

◦	Texas Bankers Association Cornerstone Award Recipient (2019)

◦	Approximately $867,000 in donations and over 5,000 employee volunteer hours contributed to the communities we serve in 2019

◦	Volunteer efforts benefited over 180 organizations

◦	“Outstanding” rating issued by the Federal Deposit Insurance Corporation with the Community Reinvestment Act ("CRA") for the seven most recent CRA evaluations

◦	Approximately $175.6 million in Community Development loans originated in 2019

•	Community Education

◦
Reverse Junior Achievement (“JA”) in a Day – Students from local schools in the North Texas, East Texas and Southeast Texas regions spend a day learning at the Bank. They receive four sessions on the JA Career Success curriculum highlighting soft skills, personal brand, conflict management, interview skills and financial literacy.

◦
Intern Program with Local High Schools – An intern partnership with Tyler ISD launched in January 2019. The program lasts 16 weeks with training in various areas of the bank. The interns are considered for employment following the 16 weeks and offered a scholarship. The program has been extended to include additional East Texas schools for 2020.

◦
Southside Bank Leadership Academy (“SBLA”) – A five-month banking and leadership program for college students, which launched in January 2020. This professional development program introduces students to banking and the departments within the Bank, and also provides training on problem solving, communications and teamwork.

•
Community Mortgage Loan Program – A mortgage loan program that is for low- and moderate-income (“LMI”) individuals. The program allows a loan-to-value up to 100% and higher than normal debt-to-income. This program helps LMI individuals throughout the Bank’s assessment area achieve the dream of owning a home.

Employees
Our employees are our greatest asset and the success of our business depends on our team. We are committed to creating a diverse and inclusive workforce and are focused on the well-being and professional development of our employees through training and corporate development initiatives.

◦	Women represent approximately 71% of our workforce

◦	Ethnic minorities represent approximately 34% of our workforce

◦
We have a designated training department, and maintain extensive training programs from entry-level to manager-level. Courses all employees, including management, are required to complete annually include: Information and Cybersecurity, Business Continuity Plan, Confidential Information, Bank Secrecy Act (Anti-Money Laundering), Fairness in Lending, Fair Service, Information Security, OFAC Compliance Basics, Elder Abuse and the Community Reinvestment Act. During 2019, employees completed over 17,000 hours in training, including over 10,000 hours in instructor led courses.

◦	We have a manager training program, which is designed specifically for leadership roles. Approximately 141 managers have participated in manager training.

◦
In 2019, the “Southside Serves” volunteer program launched which allows full-time employees to volunteer up to 20 hours of paid time off (“PTO”) each year with an approved organization. We believe this program not only strengthens our employees and communities but also reflects our strong corporate culture.

Southside Bancshares, Inc. | 2020 Proxy Statement | 8

◦
We are committed to enhancing our employee benefits. During 2019, in addition to our existing PTO benefits, we introduced sick leave as a new benefit, in which full-time employees receive two days of sick leave each year with a limited roll-over feature. Our PTO benefits provide a range of 15 - 25 days each calendar year based on time of employment with the Company. In addition to sick leave, we also introduced a program to allow employees to gift PTO to a fellow employee in need.

◦
Our corporate mentor program was established in 2018 and provides participating employees a manager or executive level mentor. The program has been successful in facilitating professional development of our employees.

◦	We are committed to a fair or living wage for all employees.

◦	We have a confidential hotline available to employees for reporting any issues or concerns. During 2019, no issues or concerns were reported on the hotline.

Corporate Governance
We believe good governance practices and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value.

◦
Diversity of our Board is a key priority. During 2019, women represented approximately 13% of the Board. We see value in diversity and seek to add another female to our Board with our 2020 director nominee, Shannon Dacus.

◦
In 2020, the Board approved a policy regarding term limits, which requires Board members to retire on the date of the next Annual Meeting of Shareholders following their 75th birthday. Current Board members who have reached the age of 75 prior to February 1, 2020 shall have the opportunity to stand for re-election for one final term following the end of their current term. We believe this is a best practice for Corporate Governance and will help to diversify our Board.

◦
In 2019, Board members attended trainings on banking and current events in the industry. All directors completed training on Business Continuity Plan and Bank Secrecy Act/Fair Lending. Committee members also attended trainings related to their committee's function, including Enterprise Risk Management and Global Cyber Security.

◦
The Board performed a self-assessment during 2019. The assessment considered individual performance as well as performance of the Board as a whole, and evaluated contributions, strengths and weaknesses.

◦	See our Corporate Governance Section for further information over our Governance Practices.

Southside Bancshares, Inc. | 2020 Proxy Statement | 9

CORPORATE GOVERNANCE
Board Leadership Structure
Our Board functions in a collaborative fashion that emphasizes active participation by all of its members. Our business is conducted day-to-day by our officers, under the direction of our CEO, Lee R. Gibson, with oversight from the Board, to enhance the long-term value of the Company for its shareholders. Mr. Gibson also serves as a member of the Board, which enables him to communicate the Board's strategic findings and guidance to management. Our Board determines who to appoint as our Chairman based on the knowledge and experience of the people then serving on our Board and chooses the person whom it believes best meets the needs of the Company. Both the Chairman and the Vice Chairman are independent directors and serve as ex-officio members of the Audit, Nominating, Compensation, Risk and Information Technology, Digital Banking and Innovation Committees.
Board Oversight of Risk
The Board recognizes that, although day-to-day risk management is primarily the responsibility of the Company’s management team, the Board plays a critical role in the oversight of risk. The Board believes an important part of its responsibility is to assess the major risks the Company faces and review the Company’s options for monitoring and controlling these risks. The Board assumes responsibility for the Company’s overall risk assessment, primarily through the Board's Audit and Risk Committees. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. This includes the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. The Risk Committee assists the Board in fulfilling its responsibility for overseeing and improving the Company's enterprise-wide risk management practices, which includes ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks. The Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession, in the Company’s various business units. The Board as a whole examines specific business risks including but not limited to credit risk, interest rate risk and operations risk, in its regular strategic reviews on a Company-wide basis.
In addition to periodic reports from the Audit, Risk, Compensation and Information Technology, Digital Banking and Innovation Committees about the risks over which they have oversight, the Board receives presentations throughout the year from management that include discussions of significant risks specific to the Company and the banking industry. Periodically, at Board meetings, management discusses matters of particular importance or concern, including any significant areas of risk requiring Board attention. We believe our risk oversight is also supported by our current Board leadership structure, with the Chairman of the Board working together with the independent Audit Committee and other standing committees.
Independent Directors
The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “SBSI.”  NASDAQ listing rules require a majority of our directors to be “independent directors,” as defined in the NASDAQ listing rules.  The Board has affirmatively determined that all of the Company’s directors, other than Lee R. Gibson and H. J. Shands, III, are independent directors under the NASDAQ listing rules. Each member of the Board’s Audit, Nominating and Compensation Committees qualifies as an independent director, and all other Board committees are comprised of a majority of independent directors. All Board committees are chaired by independent directors.
Shareholder Communication with the Board of Directors
The Company has adopted a procedure by which shareholders may send communications to one or more members of the Board by writing to such director(s) or to the Board as a whole in care of the Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701.  Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the Board as a whole.
Code of Ethics
The Company has adopted a Code of Ethics applicable to all directors and executive officers of the Company.  The Code of Ethics is available on the Company’s website, https://investors.southside.com, under the topic Governance Documents.  Within the time period required by the Securities and Exchange Commission (“SEC”) and the NASDAQ Global Select Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers. We include our website address throughout this filing only as textual references. The information contained on our website is not incorporated in this proxy statement by reference.
Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters
Management of the Company has established a Whistle Blower Policy.  This includes an online reporting system as well as a toll-free, 24-hour, seven-day-a-week fraud hotline.  This is a confidential service by which officers and employees can report to an independent company any questionable accounting or auditing matters, including, but not limited to, the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal

Southside Bancshares, Inc. | 2020 Proxy Statement | 10

accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the Chief Audit Executive of the Company.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to complying with all applicable securities laws and regulations and, therefore, encourages officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.
Anti-Hedging and Anti-Pledging Policy
The Company maintains an anti-hedging and anti-pledging policy, which prohibits executive officers, directors and employees who receive equity grants from (1) directly or indirectly engaging in any hedging or monetization transactions, such as exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forward sale contracts and other derivative instruments, through transactions in the Company’s securities or through the use of financial instruments designed for such purpose, (2) engaging in short sale transactions in the Company’s securities or (3) pledging the Company’s securities as collateral for a loan, including through the use of traditional margin accounts with a broker.
The Company maintains this policy to prevent the appearance of a person trading based on inside information, as hedging transactions might be considered short-term bets and a margin sale or foreclosure sale could occur at a time when the pledger is aware of nonpublic information or during a blackout trading period. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of the Company's long-term objectives.

Southside Bancshares, Inc. | 2020 Proxy Statement | 11

BOARD COMMITTEES
Southside Bancshares, Inc. Board Committees
The Board has five standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Information Technology (IT), Digital Banking and Innovation Committee;

•	Nominating Committee; and

•	Risk Committee.
Each of the Southside Bancshares, Inc. Committees' have a formal written charter, which can be found on the Company’s website, https://investors.southside.com, under the topic Governance Documents.
Southside Bank Board Committees
The Southside Bank Board has five standing committees:

•	Executive Committee;

•	Loan/Discount Committee;

•	Trust Committee;

•	Compliance/IT/CRA Committee; and

•	Investment/Asset-Liability Committee (ALCO).

The following table presents the compositions of the Board and the Southside Bank Board, as well as the number of meetings held, for the year ended December 31, 2019:

Directors	Southside Bancshares, Inc.							Southside Bank
	Independent	Board	Committees					Board	Committees
			Audit	Compensation	IT, Digital Banking and Innovation	Nominating	Risk		Executive/ Loan and Discount	Trust	Compliance /IT CRA	ALCO
Lawrence Anderson, M.D.	✓	✓		✓	C	✓		✓	✓
S. Elaine Anderson, CPA	✓	✓	✓				✓	✓	✓		✓	✓
Michael J. Bosworth	✓	✓			✓		✓	✓	✓	✓
Herbert C. Buie	✓	✓				✓		✓	✓	✓
Patricia A. Callan	✓	✓		C	✓	✓		✓	✓
John R. (Bob) Garrett	✓	C						C	C
Lee R. Gibson, CPA		✓						✓	✓	A		A
George H. (Trey) Henderson, III	✓	✓		✓			✓	✓	✓	✓
Melvin B. Lovelady, CPA	✓	✓	C	✓				✓	✓		C	✓
Tony K. Morgan, CPA	✓	✓	✓		✓			✓	✓		✓	✓
John F. Sammons, Jr.	✓	✓		✓		✓		✓	✓	✓
H. J. Shands, III		✓						✓	✓
William Sheehy	✓	✓	✓				C	✓	✓		✓	✓
Preston L. Smith	✓	✓	✓		✓	C		✓	✓		✓	✓
Donald W. Thedford	✓	VC						VC	✓
Meetings during 2019		16	18	4	4	4	3	13	50	12	12	12
C     Chairman
VC     Vice Chairman
A    Advisory Member

Southside Bancshares, Inc. | 2020 Proxy Statement | 12

Board of Directors Meeting Attendance
During 2019, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she served as a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). All of the Company’s directors were in attendance at the Company’s 2019 Annual Meeting.  Although the Company has not adopted a formal written policy with respect to director attendance at meetings, we encourage our directors to attend each Annual Meeting of Shareholders and all meetings of the Board and committees on which the directors serve.
These committees were formed to assist the boards of directors of the Company and Southside Bank in the discharge of their respective responsibilities.  The purpose and composition of these committees are described below.
Audit Committee of Southside Bancshares, Inc.
The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Nominating Committee of the Board has unanimously determined that S. Elaine Anderson, CPA, Melvin B. Lovelady, CPA, and Tony K. Morgan, CPA, each qualify as an “audit committee financial expert” as defined by the SEC.  The Nominating Committee of the Board has also unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing rules.
The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements of the Company before issuance, subject to the approval of the Board.  The Audit Committee manages the Company’s relationship with its independent registered public accounting firm, who report directly to the Audit Committee.  The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes and regulations.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties, with funding from the Company for such advice and assistance.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.
Nominating Committee of Southside Bancshares, Inc.
The Nominating Committee is responsible for identifying, screening and recommending candidates for election to the Board and seeks to create a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience and background with respect to accounting and finance, management and leadership, business judgment, industry knowledge and corporate governance.  When the Nominating Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.
The Company’s Board of Directors has established the following process for the identification and selection of candidates for director.  The Nominating Committee, in consultation with the Chairman of the Board, annually reviews the appropriate experience, skills and characteristics required of Board members in the context of the current membership of the Board to determine whether the Board would be better enhanced by the addition of one or more directors.  In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of the Company's shareholders.  A candidate should possess a working knowledge of the Company’s current local market areas.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board. The Nominating Committee, when considering diversity, gives strong consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Nominating Committee identifies candidates to the Board by introduction from management, members of the Board, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit director candidate recommendations for the 2021 Annual Meeting should write to the Nominating Committee in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such shareholder must follow the procedures set forth in the Company’s bylaws and the Nominating Committee charter.  Our bylaws provide that proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our bylaws. Recommendations must be submitted to the Corporate Secretary on or before November 26, 2020, in order to be included in the proxy statement for the 2021 Annual Meeting.  See “Shareholder Proposals.”  The Nominating Committee is not obligated to recommend any individual as a nominee for election to the Board.  No shareholder recommendations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

Southside Bancshares, Inc. | 2020 Proxy Statement | 13

In addition, the Nominating Committee is responsible for identifying, screening and recommending to the Board candidates to serve on the Compensation Committee, Audit Committee, Risk Committee and Information Technology, Digital Banking and Innovation Committee. These recommendations are submitted to the Board for final approval.
Compensation Committee of Southside Bancshares, Inc.
The Compensation Committee of the Board reviews the Company’s general compensation philosophy and oversees the development of compensation and benefit programs.  The Compensation Committee recommends the compensation for the named executive officers of the Company, all of whom are executive officers of the Company and Southside Bank.  The boards of directors of the Company and Southside Bank consider the recommendations of the Compensation Committee and approve the compensation of the named executive officers.  Pursuant to its charter, the Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.
Risk Committee of Southside Bancshares, Inc.
The purpose of the Risk Committee is to assist the Board in fulfilling its oversight responsibilities with regard to the risk appetite of the Company, enterprise-wide risk management, compliance framework and the governance structure that supports it. The primary responsibility of the Risk Committee is to oversee and improve the company-wide risk management practices while assisting the Board by:

•	Ensuring that the executive team has identified and assessed the key risks the Company faces and has established a risk management infrastructure capable of addressing those risks;

•
Overseeing, in conjunction with other Board-level committees or the full Board, if applicable, risks, such as strategic, financial, credit, liquidity, security, property, information technology (including cyber security), legal, regulatory, reputational and other risks;

•	Overseeing the division of risk-related responsibilities to each Board committee as clearly as possible and performing a gap analysis to determine the oversight of any risks is not missed; and

•	Approving, in conjunction with the full Board, the Company’s enterprise-wide risk management framework.
In addition to the Company's Board members specified above, also serving on the committee is Suni Davis, Chief Risk Officer (“CRO”) of the Company and Southside Bank.
Information Technology, Digital Banking and Innovation Committee of Southside Bancshares, Inc.
The purpose of the Information Technology, Digital Banking and Innovation Committee is to assist the Board in fulfilling its oversight responsibilities with regard to information technology, digital banking and innovation. Specific responsibilities of this committee are:

•	Provide oversight on information technology strategies and subjects related to digital innovation, digital banking strategies and business/information technology;

•	Review management reports and provide oversight of the implementation of major digital banking, technology innovation and business/information technology projects and architecture decisions;

•
Review the information technology plan which demonstrates objectives and targets for digital banking, technology innovation and business/information technology risks, proposals and acquisition processes; and

•	Ensure the Company’s digital banking, digital innovation and business/information technology programs effectively support its business objectives and strategies.
In addition to the Company's Board members specified above, also serving on the committee are bank officers Cindy Blackstone, Jason Cathey, Ramon Cocolan, Trent Dawson, Justin Hutcheson, Brian McCabe, Gordon Roberts, Leigh Anne Rozell, Daniel Sitton and Lora Stockhammer.

COMMITTEES OF SOUTHSIDE BANK
Executive Committee and Loan/Discount Committee of Southside Bank
The Executive Committee is authorized to act on behalf of the Board of directors of Southside Bank between scheduled Board meetings, subject to certain limitations.  The members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.
In addition to the Company's Board members specified above, also serving on the committee are John F. Walker, M.D., an advisory director of Southside Bank and T.L. Arnold, Chief Credit Officer.
Trust Committee of Southside Bank
The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Wealth Management and Trust Department.  In addition to the Company's board members specified above, also serving on the committee is John F.

Southside Bancshares, Inc. | 2020 Proxy Statement | 14

Walker, M.D., an advisory director of Southside Bank. Serving as advisory members of the committee are Julie N. Shamburger, Brian K. McCabe and Lonny Uzzell. Officers of Southside Bank who serve on the committee include Bryan Campbell, Ernest King and Kim Partin (Chair).
Compliance, Information Technology (IT) and Community Reinvestment Act (CRA) Committee of Southside Bank
The Compliance/IT/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews information technology and community reinvestment activities.  The Compliance/IT/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank but who are not officers or employees.
Investment/Asset-Liability Committee (ALCO) of Southside Bank
The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies and investment policies. In addition to the Company's Board members specified above, officers serving on this committee include Suni Davis (Chair), Julie N. Shamburger, Tim Alexander, T.L. Arnold, Peter Boyd, Kyle Gibson, Jared Green, Michael Phea, Amanda Reagan and Lonny Uzzell.

Southside Bancshares, Inc. | 2020 Proxy Statement | 15

DIRECTOR COMPENSATION
2019 DIRECTOR COMPENSATION
During 2019, the Compensation Committee, with engagement from compensation consultant Pearl Meyer & Partners, performed a review of our non-employee director compensation, which included a comparison to peers and review of recent regional and national trends. The Committee recommended an increase in fees, effective June 2019, for non-employee directors who are not Chairman or Vice Chairman of the Board or Audit Committee Chairman, as well as recommended a monthly fee for the Compensation Committee Chairman. These recommendations were approved by the Board.
For 2019, the Company paid its Chairman of the Board $11,250 per month and the Vice Chairman of the Board and Chairman of the Audit Committee both received directors' fees of $9,167 per month. All remaining non-employee directors received directors' fees of $5,583 per month until May 2019 and $7,208 per month effective June 2019. Effective June 2019, the Compensation Committee Chairman received an additional fee of $417 per month.
In addition, non-employee directors, who are also directors of Southside Bank, were paid $1,115 per regular Southside Bank Board meeting.
The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2019. Lee R. Gibson, the Company’s President and CEO, and H. J. Shands, III, East Texas Regional President, are not included in the table below, as they are officers of the Company, and thus received no compensation for their service as directors of the Company or Southside Bank during 2019. Both Mr. Gibson's and Mr. Shands' compensation is shown in the Summary Compensation Table under Executive Compensation.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Lawrence Anderson, M.D. (1)	$92,875	$—	$92,875
S. Elaine Anderson, CPA (1)	92,875	—	92,875
Michael J. Bosworth (1)	92,875	—	92,875
Herbert C. Buie (1)	92,875	—	92,875
Alton Cade (2)	30,612	—	30,612
Patricia A. Callan (3)	95,792	—	95,792
John R. (Bob) Garrett (4)	149,500	—	149,500
George H. (Trey) Henderson, III (1)	92,875	—	92,875
Melvin B. Lovelady, CPA (5)	124,500	—	124,500
Tony K. Morgan, CPA (1)	92,875	—	92,875
John F. Sammons, Jr.(1)	92,875	—	92,875
William Sheehy (1)	92,875	—	92,875
Preston L. Smith (6)	91,760	—	91,760
Donald W. Thedford (7)	124,500	—	124,500
M. Richard Warner (2)	30,612	—	30,612

(1)	Compensation includes $14,500 and $78,375 for serving as a director of Southside Bank and the Company, respectively.

(2)
Director's term was complete as of the 2019 Annual Meeting, as such director payments were discontinued effective May 15, 2019. Compensation includes $5,577 and $25,035 for serving as a director of Southside Bank and the Company, respectively.

(3)
Compensation includes $14,500 for serving as a director of Southside Bank and $81,292 for serving as a director of the Company, including additional fees of $417 per month effective June 2019, for Ms. Callan's role as Chairman of the Compensation Committee.

(4)	Compensation includes $14,500 for serving as a director of Southside Bank and $135,000 for serving as a Chairman of the Company's Board,

(5)	Compensation includes $14,500 for serving as a director of Southside Bank and $110,000 for serving as a director of the Company and Chairman of the Audit Committee.

(6)	Compensation includes $13,385 and $78,375 for serving as a director of Southside Bank and the Company, respectively.

(7)	Compensation includes $14,500 for serving as a director of Southside Bank and $110,000 for serving as a Vice Chairman of the Company's Board.

Southside Bancshares, Inc. | 2020 Proxy Statement | 16

DIRECTOR COMPENSATION PROGRAM
The Board adopted a Director Compensation Program (“the Program”) for compensating non-employee directors, which will be effective as of the 2020 Annual Meeting. Under the Program, non-employee Directors will be paid an annual retainer of $101,000, which is payable in quarterly installments, for each year of his or her service on the Board (each, a “Service Year”). Each Service Year will commence on the date of the Company’s Annual Meeting at which Board members are elected or appointed. Non-employee directors will not receive compensation for service on the Southside Bank Board.
In addition to the annual retainer, the following positions will receive an additional retainer as follows:
Position                    Additional Retainer

Chairman                $48,500

Vice Chairman                $23,500

Audit Committee Chairman        $23,500

Compensation Committee Chairman    $5,000
Directors may elect to receive all or a specified portion of their annual cash retainer and any additional annual cash retainers in the form of restricted stock units (“RSUs”). The RSUs will be granted on or about the first day of the Service Year and will have a value on the grant date approximately equal to the amount of the annual cash retainer payment that he or she has elected to receive in the form of RSUs. The RSUs will vest (become non-forfeitable) on the first anniversary of the grant date (or, if earlier, on the date of the Company’s Annual Meeting that occurs in the year immediately following the year of grant, in the event Grantee is not standing for re-election to the Board at such Annual Meeting) (with accelerated vesting on a pro rata basis in the event of death, disability or a change in control of the Company).

DIRECTOR STOCK OWNERSHIP POLICY
To help promote the alignment of the personal interests of the Company’s directors with the interests of our shareholders, in February 2014 the Company established a stock ownership policy for all non-employee directors. Under this policy, each non-employee director is required to own at least 5,000 shares of the Company’s common stock within five years after the date he or she is first elected as a director and maintain such ownership while serving on the Board. For new directors, the acquisition period is measured using the calendar year, with the director's five-year accumulation period beginning on January 1 of the year following their election. To the extent a director is not in compliance with the policy after the five-year accumulation period, any compensation paid to that director must be in the form of stock compensation and the director is required to retain 50% of these stock awards. As of March 17, 2020, all current non-employee directors met the ownership requirement.

Southside Bancshares, Inc. | 2020 Proxy Statement | 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding beneficial ownership of our common stock as of March 17, 2020, for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors;

•	each of our named executive officers included in our Summary Compensation Table; and

•	all of our directors and executive officers as a group, including executive officers not named in the table.
Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lawrence Anderson, M.D. (2)	33,358	*
S. Elaine Anderson, CPA (3)	30,392	*
Michael J. Bosworth (4)	76,751	*
Herbert C. Buie (5)	674,928	2.0
Patricia A. Callan (6)	7,995	*
John R. (Bob) Garrett	14,988	*
Lee R. Gibson, CPA(7)	140,413	*
George H. (Trey) Henderson, III	40,313	*
Melvin B. Lovelady, CPA (8)	22,742	*
Tony K. Morgan, CPA (9)	15,145	*
John F. Sammons, Jr. (10)	28,187	*
H. J. Shands, III (11)	296,190	*
William Sheehy (12)	152,787	*
Preston L. Smith (13)	10,613	*
Donald W. Thedford	13,306	*
Tim Alexander (14)	36,186	*
Brian K. McCabe (15)	46,853	*
Julie N. Shamburger, CPA (16)	51,176	*
BlackRock, Inc. (17)	4,905,653	14.6
The Vanguard Group (18)	2,073,963	6.2
All directors and executive officers of the Company as a group (21 in total). (19)	1,737,101	5.2
*    Less than 1% of total outstanding shares (33,488,095) as of March 17, 2020.

(1)	Unless otherwise indicated, all shares are beneficially owned and the sole voting and investment power is held by the person named.

(2)
Dr. Anderson owns 17,190 shares in an individual retirement account and has sole voting and investment power in these shares. Dr. Anderson also beneficially owns 15,929 shares held by Vida Partnership, LTD of which he is the General Partner. Dr. Anderson is custodian for his daughter for 77 shares and his son for 162 shares, which are included in the total. Dr. Anderson disclaims beneficial ownership of these 239 shares.

(3)
Ms. Anderson has sole voting and investment power with respect to 8,568 shares owned individually. Ms. Anderson owns 681 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 21,143 shares owned by Ms. Anderson's husband, of which she disclaims beneficial ownership.

(4)
Mr. Bosworth has joint voting and investment power with his wife with respect to 14,381 shares owned jointly and has sole voting and investment power with respect to 49,413 shares owned individually. Mr. Bosworth beneficially owns 12,957 shares held by Bosworth & Associates, which he owns jointly with his wife.

(5)
Mr. Buie has sole voting and investment power with respect to 617,121 shares owned individually.  Mr. Buie owns 31,918 shares in individual retirement accounts and has sole voting and investment power in these shares.  Mr. Buie is custodian for his granddaughter for 1,000 shares. Also included in the total are 16,553 shares owned by Mr. Buie’s wife, 4,353 shares owned by Mrs. Buie as trustee for their son and 3,983 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 25,889 shares, which are included in the total.

(6)	Ms. Callan has sole voting and investment power with respect to 2,956 shares owned individually and 5,039 shares in an individual retirement account.

(7)
Mr. Gibson has sole voting and investment power with respect to 24,365 shares owned individually.  He also has sole voting power, but not investment power, with respect to 23,757 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Gibson owns 6,718 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 85,573 shares subject to stock options that are exercisable within 60 days of the record date.

(8)	Mr. Lovelady has sole voting and investment power with respect to 20,742 shares owned individually and 2,000 shares in an individual retirement account.

(9)	Mr. Morgan beneficially owns 15,145 shares held by Linden Partners LTD, which is owned jointly with his wife.

(10)	Mr. Sammons has sole voting and investment power with respect to 26,687 shares owned individually and 1,500 shares in an individual retirement account.

(11)
Mr. Shands has sole voting and investment power with respect to 276,266 shares owned individually and 6,502 shares in an individual retirement account. He also has sole voting power, but not investment power, with respect to 244 shares owned in the Company’s ESOP, in which he is 20% vested. Also included in the total are 5,721 shares owned by Mr. Shands' wife, of which he disclaims beneficial ownership. Also included in the total are 7,457 shares subject to stock options that are exercisable within 60 days of the record date.

Southside Bancshares, Inc. | 2020 Proxy Statement | 18

(12)	Mr. Sheehy has sole voting and investment power with respect to 134,403 shares owned individually and 18,384 shares in an individual retirement account.

(13)
Mr. Smith has joint voting and investment power with his wife with respect to 4,277 shares owned jointly and has sole voting and investment power with respect to 4,906 shares owned individually. Also included in the total are 1,430 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership.

(14)
Mr. Alexander has sole voting and investment power with respect to 4,109 shares owned individually.  He also has sole voting power, but not investment power, with respect to 1,926 shares owned in the Company’s ESOP, in which he is 100% vested. Mr. Alexander owns 16,455 shares in an individual retirement account and has sole voting and investment power in these shares. Mr. Alexander is custodian for his grandchild for 18 shares, which are included in the total and disclaims beneficial ownership of these shares. Also included in the total are 13,678 shares subject to stock options that are exercisable within 60 days of the record date.

(15)
Mr. McCabe has sole voting and investment power with respect to 13,992 shares owned individually and has sole voting power, but not investment power, with respect to 11,381 shares owned in the Company's ESOP, in which he is 100% vested. Mr. McCabe owns 6,929 shares in an individual retirement account and has sole voting and investment power in these shares. Also included in the total are 14,551 shares subject to stock options that are exercisable within 60 days of the record date.

(16)
Ms. Shamburger has sole voting and investment power with respect to 14,273 shares owned individually.  She also has sole voting power, but not investment power, with respect to 5,703 shares owned in the Company’s ESOP, in which she is 100% vested. Ms. Shamburger owns 3,798 shares in an individual retirement account and has sole voting and investment power in these shares. Included in the total are 3,250 shares owned by Ms. Shamburger's husband, of which she disclaims beneficial ownership. Also included in the total are 24,152 shares subject to stock options that are exercisable within 60 days of the record date.

(17)
Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. (“BlackRock”).  BlackRock reported that it has sole voting power over 4,834,995 shares and sole dispositive power over 4,905,653 shares held as of December 31, 2019.  BlackRock also reported that certain persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock and that one person’s interest is more than five percent of our total outstanding common stock, iShares Core S&P Small-Cap ETF.  The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(18)
Information obtained solely by reference to the Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”).  Vanguard reported that it has sole voting power over 31,315 shares, shared voting power over 6,260 shares, sole dispositive power over 2,040,951 shares and shared dispositive power over 33,012 shares held as of December 31, 2019.   The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(19)
Includes executive officer ownership of 44,778 shares not listed in the table. Included in the 44,778 shares, are 28,434 shares subject to stock options that are exercisable within 60 days of the record date.

Southside Bancshares, Inc. | 2020 Proxy Statement | 19

COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees and makes recommendations for all aspects of executive officer compensation.  The Board considers the recommendations of the Compensation Committee and approves the compensation of the executive officers.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its proxy statement on Schedule 14A to be filed in connection with the Company’s 2020 Annual Meeting, each of which will be filed with the SEC.
This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.
Submitted by the Compensation Committee of the Board.

Patricia A. Callan, Chairman	Melvin B. Lovelady, CPA
Lawrence Anderson, M.D.	John F. Sammons, Jr.
George H. (Trey) Henderson, III

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
In the paragraphs that follow, we will give an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions.  Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2019 to the following executive officers, who are referred to as the “named executive officers” or “NEOs.”

•	Lee R. Gibson, CPA - President, Chief Executive Officer and Director of the Company and Southside Bank;

•	Julie N. Shamburger, CPA - Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank;

•	Tim Alexander - Chief Lending Officer of the Company and Southside Bank and advisory director of Southside Bank;

•	Brian K. McCabe - Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank; and

•	H. J. Shands, III - Regional President, East Texas and Director of the Company and Southside Bank.
The Compensation Committee of the Board (the “Committee”) has the responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy.  The Committee attempts to ensure the total compensation paid to the NEOs is fair, reasonable, and competitive.  The Committee conducts an annual base salary and bonus compensation level review of the NEOs and occasionally engages outside consultants, as discussed below.  When determining compensation, the Committee typically does not establish specific performance goals for the NEOs, but instead evaluates and reviews each NEO’s contribution to the overall performance of the Company, taking into account any changes in duties or responsibilities, the overall banking environment, skills and talents demonstrated during the year and leadership.
During 2019, the Committee reviewed with management the design and operation of the incentive compensation arrangements for the NEOs and other employees of Southside Bank for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Company.  The Committee concluded the incentive plans and policies do not encourage the NEOs or other employees to take risks that are reasonably likely to have a material adverse effect on the long-term well-being of the Company.
The Committee also reviews and develops recommendations for all director compensation.
Compensation Philosophy and Objectives
The Committee believes the most effective executive compensation program is one that is designed to reward long-term and strategic performance and which aligns executives’ interests with those of the shareholders, with the ultimate objective of improving long-term shareholder value.  The Committee evaluates both performance and compensation to ensure the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies (as discussed below).  To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits

Southside Bancshares, Inc. | 2020 Proxy Statement | 20

that reward both Company and executive performance.  Performance is evaluated in a number of ways.  First and most importantly, the Committee evaluates the overall performance of the Company during the year and over a longer term, typically three years.  Performance metrics evaluated include profitability, return on equity, ability to pay dividends to shareholders, overall asset quality, capital levels and earnings per share.  The Company’s performance is measured against its peers utilizing outside independently produced peer group data.  The Committee also takes into consideration the results of outside examinations and audits.  The Committee evaluates individual performance of each NEO in their areas of responsibility and to the Company as a whole, taking into consideration the overall banking environment.  Using this information as a guide the Committee then works through its process of evaluating and setting compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes recommendations to the Board regarding all compensation decisions for the NEOs.  The CEO provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs.  These recommendations are based on the CEO’s personal observation of each NEO's performance, commitment and contribution to the Company.  The CEO is not involved with any aspect of determining his own pay.
Setting Executive Compensation
Based on the compensation objectives noted above, the Committee has structured the NEOs’ annual compensation to be competitive and to motivate and reward the NEOs for their performance.
In furtherance of this, the Committee occasionally engages an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs.  In 2018, the Committee engaged Pearl Meyer & Partners (“PM&P”) to serve as an independent outside consultant to the Company, reporting directly to the Committee. PM&P provided the Committee documentation of their independence and the procedures they follow to remain independent. PM&P was engaged to prepare an Executive Compensation Review, specifically for the Committee, which was provided in December 2018.  This Executive Compensation Review was based on a custom peer group selected by PM&P based on asset size, location and performance (the “Compensation Peer Group”). The Compensation Peer Group is comprised of fourteen public commercial banks in Alabama, Colorado, Florida, Georgia, Illinois, Indiana, Louisiana, Missouri, Ohio and Texas against which PM&P and the Committee believe the Company competes for talent.  At the time of the study, the Compensation Peer Group assets ranged from $4.6 billion to $9.8 billion with a median asset size of approximately $6.1 billion. The companies comprising the Compensation Peer Group were:

1st Source Corporation (SRCE)	Lakeland Financial Corporation (LKFN)
Enterprise Financial Services Corp (EFSC)	LegacyTexas Financial Group, Inc. (LTXB)
Fidelity Southern Corporation (LION)	National Bank Holdings Corporation (NBHC)
First Busey Corporation (BUSE)	Origin Bancorp, Inc. (OBNK)
First Financial Bankshares, Inc. (FFIN)	Park National Corporation (PRK)
First Merchants Corporation (FRME)	ServisFirst Bancshares, Inc. (SFBS)
Great Southern Bancorp, Inc. (GSBC)	Seacoast Banking Corporation of Florida (SBCF)

During Committee discussions regarding setting NEO compensation for 2019, the Committee referenced the 2018 Executive Compensation Review performed by PM&P. The Compensation Peer Group data is used for comparative purposes only. We do not target executive officer pay opportunities at any particular percentile relative to our Compensation Peer Group. The Committee evaluates the NEO's compensation and reviews and discusses performance, job responsibilities and tenure for each NEO position. Based on this review and discussion of each NEO, the Committee determines the NEO's total compensation. There is no pre-established policy or target for the allocation among different types of compensation. In determining the appropriate mix of compensation for 2019, the Committee took into consideration that equity-based compensation would be part of its executive officer compensation program for 2019.

2019 Executive Compensation Components
For the fiscal year ended December 31, 2019, the principal components of compensation for NEOs were:

•	Base salary;

•	Annual incentive program;

•	Discretionary bonus;

•	Long-term equity incentive awards;

•	Retirement benefits;

•	Perquisites and other personal benefits; and

•	Health and welfare benefits.

Southside Bancshares, Inc. | 2020 Proxy Statement | 21

2019 In Review
Southside Bancshares, Inc. financial results for 2019 included a return on average shareholders' equity of 9.53% and a return on average assets of 1.17%. Net income for 2019 increased $0.4 million, or 0.6%, and diluted earnings per common share increased $0.09, or 4.3%. During 2019, loans increased $255.4 million, or 7.7%, and nonperforming assets decreased to 0.26% of total assets.
Base Salary
The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year.  Base salaries for NEOs are determined based on their position and responsibility by using comparable market data adjusted for duties and responsibilities.
During the review of base salaries for executives, the Committee primarily considers:

•	Compensation Peer Group data;

•	Internal review of the executive’s compensation, both individually and relative to other officers;

•	Overall individual performance of the executive;

•	Scope of responsibilities;

•	Experience; and

•	Tenure with the Company.
Salary levels are typically considered annually as part of the Company’s performance review process, as well as upon a promotion or other change in job responsibility.  Merit-based increases to salaries of NEOs are based on the Committee’s assessment of performance after considering recommendations of the CEO (other than with respect to himself).  The NEO salaries for 2019 were approved by the Committee based on the CEO’s recommendations for the other NEOs and Company performance.
After considering all of the relevant factors and the performance of each executive, the Committee decided that Lee R. Gibson and Julie N. Shamburger would receive a 3.0% and 10.9% increase in base salary for 2019, respectively. Tim Alexander, Brian K. McCabe and H. J. Shands, III received a 2.4%, 4.0% and 2.3% increase in base salary for 2019, respectively.
Annual Incentive Program
The Company maintains a performance-based annual incentive bonus program, the Annual Incentive Program (“AIP”) for its most senior executive officers.
Participants in the program for 2019 were Lee R. Gibson, Julie N. Shamburger, Tim Alexander and Brian K. McCabe who had a maximum incentive opportunity equal to 50%, 40%, 40% and 30% of their base salary, respectively.
We believe a significant amount of executive compensation should be contingent on Company performance.  The AIP formalizes this philosophy for our top executives by providing a cash incentive for the attainment of profitable growth and stable financial operating conditions.
For 2019, the Committee approved the following performance measures, all of which are weighted equally:

•	Earnings per share (“EPS”) growth (fully-diluted);

•	Loan growth;

•	Return on average equity (“ROAE”);

•	Efficiency ratio, fully-taxable equivalent ("FTE"); and

•	Non-performing assets (“NPA”) as a percentage of total assets.
We believe a focus on these metrics over time will support sustained performance and the long-term creation and preservation of shareholder value.
Performance measures, goals and weighting are set annually by the Committee.  In determining the amount of the annual incentive payment, a threshold level of performance is established for each measure.  Participants will earn a cash award based on the amount by which actual performance exceeds the threshold goal as set forth below, up to the set percentage of bonus allocated to each performance measure. In the event the Company's performance is less than the threshold with respect to a particular performance measure, no incentive compensation is payable for that particular measure.
Our efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.

Southside Bancshares, Inc. | 2020 Proxy Statement | 22

The following table presents the performance measures and thresholds for 2019.

Performance Measure	Weighting	Threshold	Award for Achieving Performance Compared to Threshold

EPS Growth (Fully-Diluted)	20%	5.0%	2.5% for each 1% above the threshold
Loan Growth	20%	5.0%	2% for each 1% above the threshold
ROAE	20%	8.0%	2.5% for each 1% above the threshold
Efficiency Ratio (FTE)	20%	58.0%	2% for each 1% below the threshold
NPAs / Assets	20%	0.50%	1.5% for each 0.01% below the threshold
The following table presents the actual performance results for 2019 compared to the thresholds for the performance measures and the resulting Annual Incentive Program percentage earned for 2019.

Performance Measure	2018 Result	2019 Result	2019 Growth	Compared to Threshold	Award	Maximum Award Weighting
EPS Growth (Fully-Diluted)	$2.11	$2.20	4.27%	(0.73)%	—	—
Loan Growth	$3,312,799	$3,568,204	7.71%	2.71%	5.42%	5.42%
ROAE		9.53%		1.53%	3.83%	3.83%
Efficiency Ratio (FTE)		52.36%		5.64%	11.28%	11.28%
NPAs / Assets		0.26%		0.24%	36.00%	20.00%
Annual Incentive Earned						40.52%
Based on these results, Mr. Gibson, Ms. Shamburger, Mr. Alexander and Mr. McCabe each earned 40.52% of their maximum annual incentive opportunity for 2019, or $134,743, $61,111, $82,994 and $37,931, respectively.
Clawback Policy
In the event that an incentive award payout under the AIP is due to error, omission or fraud (as determined by the Compensation Committee), the participant shall reimburse the Bank for part or the entire incentive award made to such participant on the basis of having exceeded specific thresholds for performance periods. For purposes of this policy, (i) the term “incentive awards” means awards under the AIP, the amount of which is determined in whole or in part upon specific performance thresholds relating to the financial results of the Company; and (ii) the term participant means current or former employees who have participated in the AIP. The Bank may seek to reclaim incentives within a three-year period of the incentive payout. Reimbursement may be fulfilled through reductions in compensation or other payments to the participant.
Discretionary Bonus
In addition to the AIP, the Board, based on recommendation from the Compensation Committee, from time to time may determine that it is appropriate to pay AIP participants a discretionary bonus as a reward based on overall Company performance or individual contributions, but not tied to achievement of specific performance numbers. The discretionary bonus is limited to 25% of the maximum annual incentive payout opportunity for participants in the AIP, which includes all NEOs except H. J. Shands, III. In 2019, the maximum discretionary amounts allowed for Lee R. Gibson, Julie N. Shamburger, Tim Alexander and Brian K. McCabe were $110,833, $50,267, $68,267 and $31,200, respectively.
Lee R. Gibson, Julie N. Shamburger, Tim Alexander and Brian K. McCabe received discretionary bonuses for 2019 in the amounts of $60,000, $35,000, $35,000 and $25,000, respectively for their individual contributions, leadership and performance during 2019.
H. J. Shands, III is also eligible for a discretionary bonus and received a bonus in the amount of $115,000 in 2019. With input from management, the Board reviewed Mr. Shands' contributions and efforts during 2019 to determine his discretionary bonus amount.

Long-Term Equity Incentive Awards
The Southside Bancshares, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”) provides for the grant of equity awards to our employees, officers, directors and consultants.  The primary purpose of the 2017 Incentive Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. The 2017 Incentive Plan outlines the type of incentive awards to be granted under the plan.

Southside Bancshares, Inc. | 2020 Proxy Statement | 23

In 2019, our NEOs were awarded long-term equity awards having a grant date fair value equal to a percentage of their base salaries as follows: Lee R. Gibson, 50%; Julie N. Shamburger, 35%, Tim Alexander, 35% and Brian K. McCabe, 30%. These awards were granted 50% in the form of stock options and 50% in the form of RSUs, based on grant date fair value. Details of the equity awards granted to the NEOs are set forth in the 2019 Grants of Plan-Based Awards Table below.
Executive Stock Ownership Policy
The Company maintains a stock ownership policy that determines the amount of common stock that should be held by the Company’s executive officers. The policy specifies the value of Company stock (the “Required Market Value”), as a multiple of the executive officer’s base salary in effect as of the time the executive first becomes subject to the policy, which must be held by each executive officer, as follows:

Position	Multiple
Chief Executive Officer	3x Base Salary
Chief Financial Officer	2x Base Salary
Chief Lending Officer	2x Base Salary
Other Executive Officers	One-half Base Salary
The CEO, CFO and CLO are strongly encouraged to achieve ownership of a sufficient number of shares to satisfy the Required Market Value within five years of first becoming subject to the policy, and other executive officers are strongly encouraged to comply with the policy within seven years of first becoming subject to the policy.
In order to meet the stock ownership requirement, an executive officer may count all shares of common stock owned by the executive (including shares held in the Company’s 401(k) Plan (the “401(k) Plan”), vested shares held in the Company's Employee Stock Ownership Plan (“ESOP”), shares held in an IRA and shares beneficially owned through a trust) and outstanding RSUs, but excluding shares underlying unexercised stock options.
Once an executive officer has obtained shares having a value equal or greater to the Required Market Value, the executive’s ownership requirement is converted into a number of shares determined by dividing the Required Market Value by the then-current stock price (the “Required Share Level”). Once an executive’s Required Share Level is determined, he or she must continue to beneficially own at least that number of shares in order to be in compliance with the policy. An executive’s Required Market Value and Required Share Level will be recalculated in connection with a salary increase relating to a change in title, but otherwise will not change as a result of changes in base salary or fluctuations in the price of the Company’s stock.
Executive officers who are not in compliance with the policy after the applicable five or seven year period are required to retain 50% of the shares received upon exercise or conversion of equity incentive awards.
For each NEO, the following table shows the number of shares deemed held under the policy and the percentage of the ownership requirement they have reached.

	Stock Ownership at	Stock Held as a % of
Name	March 17, 2020	Ownership Requirement
Lee R. Gibson	63,030	>100%
Julie N. Shamburger	30,180	>100%
Tim Alexander	27,591	>100%
Brian K. McCabe	34,827	>100%
H. J. Shands, III	291,064	>100%

Retirement Benefits
Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention.  We place great value on the long-term commitment that many of our employees and the NEOs have made to us and aim to incent those individuals to remain with the Company and to act in a manner that will provide long-term benefits to the Company.  The Company believes its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, is needed to ensure that our executive compensation remains competitive.
Our retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement.  The Company maintains a 401(k) Plan, a tax-qualified defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate.  The Company also maintains a tax-qualified defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.  In

Southside Bancshares, Inc. | 2020 Proxy Statement | 24

addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan.  The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits Table in this proxy statement.
The Company has entered into deferred compensation agreements with each of the NEOs, with the exception of H. J. Shands, III, that provide for the payment of a stated amount over a specific period of years.  These deferred compensation agreements are described in more detail under the Pension Benefits Table in this proxy statement.
The Company has also entered into a split dollar agreement with Lee R. Gibson which allows the executive to designate the beneficiaries of death benefits under a life insurance policy.  This agreement is described in more detail under the Summary Compensation Table in this proxy statement.
Perquisites and Other Personal Benefits
The Company provides NEOs with perquisites and other personal benefits the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.  There were no changes in the types of perquisites provided in 2019.  Perquisites provided to NEOs during 2019 were Company paid club dues for each NEO and a Company provided automobile for Lee R. Gibson, Julie N. Shamburger and Tim Alexander.  Club memberships are made available to various officers who are expected to routinely entertain customers or prospective customers.
Health and Welfare Benefits
The Company offers a standard range of health and welfare benefits on a uniform basis and subject to insurance policy limitations to employees, including NEOs, and their eligible dependents. The benefits are designed to attract and retain employees and provide security to employees for their health and welfare needs. The benefits include: medical, prescription, dental, vision, employee life, group life, health savings accounts and flexible spending accounts. NEOs participate in these employee benefit plans, which are generally available to full-time employees on the same terms as a similarly situated employee.  Another benefit available to officers at or above the Vice President level and meeting a service requirement is a bank-provided long-term disability insurance policy which includes accidental death and travel insurance plans and programs.
Key Employee Retention Compensation
The Company entered into a Key Employee Retention Agreement with H. J. Shands, III on June 12, 2017, in conjunction with the acquisition of Diboll State Bancshares, Inc. The agreement provides for a grant of equity awards, which vest over four years, as well as three retention payments, beginning 90 days after the merger effective date and ending at the second anniversary date.
For a further discussion of retention payments, please see the discussion of the Key Employee Retention Agreement in this proxy statement.
Severance
The Company entered into Employee Agreements with Lee R. Gibson in October 2007, Julie N. Shamburger in June 2008 and Brian K. McCabe in November 2008. The Board determined that it was in the best interest of the Company to retain the services and encourage the continued attention and dedication of these executives to their assigned duties.  The severance and change in control termination amounts were negotiated based on the NEO's tenure, scope of responsibilities and other provisions in the agreement.
For a further discussion of severance payments, please see the terms of the Employment Agreements in this proxy statement.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to any one of our NEOs. Prior to 2018, the limitation did not apply to compensation that met the requirements under Section 162(m) for “qualifying performance-based” compensation.  The exemption from Code Section 162(m)'s deduction limit for performance-based compensation, was repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain written arrangements in place as of November 2, 2017.
The Committee intends to maximize deductibility of executive compensation while retaining discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape for executive talent.

Southside Bancshares, Inc. | 2020 Proxy Statement | 25

EXECUTIVE COMPENSATION
The following table sets forth the compensation earned by or paid to each of the NEOs for the fiscal years ended December 31, 2019, 2018 and 2017.  This information relates to compensation paid to the NEO's by Southside Bank, as the Company does not directly pay compensation to the NEOs.

SUMMARY COMPENSATION TABLE

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value ($) (6)	All Other Compensation ($) (7)	Total ($)
Lee R. Gibson, CPA – President, Chief Executive Officer and Director of the Company and Southside Bank	2019	$665,000	$60,000	$166,244	$166,250	$134,743	$1,421,114	$15,792	$2,629,143
	2018	645,750	50,000	161,426	161,437	131,459	423,458	13,796	1,587,326
	2017	615,000	95,000	—	—	182,655	885,776	86,249	1,864,680
Julie N. Shamburger, CPA – Chief Financial Officer of the Company and Southside Bank and advisory director of Southside Bank	2019	377,000	35,000	65,968	65,974	61,111	741,161	11,340	1,357,554
	2018	340,000	30,000	59,513	59,503	55,372	140,011	10,585	694,984
	2017	320,000	32,000	—	—	57,024	424,307	65,859	899,190
Tim Alexander – Chief Lending Officer of the Company and Southside Bank and advisory director of Southside Bank	2019	512,000	35,000	89,583	89,597	82,994	407,405	59,361	1,275,940
	2018	500,000	10,000	87,492	87,502	81,430	216,224	12,314	994,962
	2017	485,000	55,000	—	—	115,236	255,107	12,715	923,058
Brian K. McCabe – Chief Operations Officer of the Company and Southside Bank and advisory director of Southside Bank	2019	312,000	25,000	46,812	46,799	37,931	538,942	9,919	1,017,403
	2018	300,000	20,000	44,988	44,997	36,644	49,066	15,065	510,760
	2017	263,461	40,000	—	—	—	316,155	5,524	625,140
H. J. Shands, III (8) – Regional President, East Texas and Director of the Company and Southside Bank	2019	492,500	163,000	—	—	—	—	21,275	676,775
	2018	481,500	347,500	132,413	132,407	—	—	19,389	1,113,209

(1)	Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

(2)
Reflects a discretionary bonus. For Mr. Shands, the 2019 amount includes a discretionary bonus of $115,000 and a retention payment of $48,000 pursuant to his Key Employee Retention Agreement. See below for further discussion of the agreement.

(3)	Reflects the aggregate grant date fair value of RSUs determined in accordance with FASB ASC Topic 718, based on the fair market value of our common stock on the grant date.

(4)
Reflects the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718, using the Black-Scholes option valuation model.  The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

(5)	Reflects amounts earned under the Annual Incentive Program. See the discussion above for more information regarding these performance-based cash bonuses.

(6)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.  The changes in pension values for the NEOs under the Pension Plan were as follows: Lee R. Gibson – $357,772; Julie N. Shamburger – $379,481; Tim Alexander – $142,670; and Brian K. McCabe – $375,301. The changes in pension value for the NEOs under the Restoration Plan were as follows: Lee R. Gibson – $1,063,342; Julie N. Shamburger – $361,680; Tim Alexander – $264,735; and Brian K. McCabe – $163,641. Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits Table in this proxy statement.

(7)	Amounts included in this column for 2019 are detailed in the All Other Compensation Table below.

(8)	H. J. Shands, III will retire as Regional President, East Texas effective April 30, 2020.

Southside Bancshares, Inc. | 2020 Proxy Statement | 26

2019 ALL OTHER COMPENSATION TABLE
	Gibson	Shamburger	Alexander	McCabe	Shands
Company Provided Automobile (a)	$5,202	$3,410	$48,856	$—	$—
Club Dues (b)	6,514	3,854	6,429	5,843	5,999
401(k) Matching (c)	—	—	—	—	11,200
ESOP Contribution (d)	4,076	4,076	4,076	4,076	4,076
Total	$15,792	$11,340	$59,361	$9,919	$21,275

(a)
Lee R. Gibson, Julie N. Shamburger and Tim Alexander had use of a Company provided automobile in 2019. The automobile is included as incremental cost to the Company in the year of purchase. The incremental cost to the Company during 2019 included fuel, maintenance costs and insurance, and for Tim Alexander, the total included the cost of a new automobile in the amount of $41,735. New automobiles were provided for Mr. Gibson and Ms. Shamburger in 2017.

(b)	The incremental cost of Company provided club dues to the NEOs.

(c)	H. J. Shands, III is an eligible participant in the Company's 401(k) plan, in which he is 100% vested. During 2019, Mr. Shands received $11,200 in matching 401(k) contributions.

(d)	All NEO's are participants in the ESOP. H. J. Shands, III is 20% vested in the ESOP and remaining NEO's are 100% vested.

CEO Pay Ratio Disclosure

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We determined that as of December 31, 2019, our total number of active U.S. employees was 921. To determine our median employee pay, we chose gross compensation as our consistently applied compensation measure. We then annualized base salary for those employees who commenced work during 2019 and any employees who were on leave for a portion of 2019. For hourly employees, we used a reasonable estimate of hours worked to determine annual base pay.

Using this methodology, we identified the median employee and that person's total annual compensation was $40,687. The total annual compensation of our CEO was $2,629,143. Accordingly, the ratio of CEO pay to median employee pay was 65:1.
Employment Agreements
The Company maintains employment agreements with Lee R. Gibson, Julie N. Shamburger, and Brian K. McCabe (the “Employment Agreements”). The Employment Agreement with Mr. Gibson was entered into as of October 22, 2007, and had an initial term through October 22, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal.  Mr. Gibson's agreement is now in effect until October 22, 2022. The Employment Agreement with Ms. Shamburger was entered into as of June 4, 2008, and had an initial term through June 4, 2010, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. The employment term was amended to a three-year term on October 25, 2018, with automatic one- year term extensions on each anniversary of the amendment date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until October 25, 2022. The Employment Agreement with Mr. McCabe was entered into as of November 17, 2008 and had an initial term through November 17, 2011, with automatic one-year term extensions on each anniversary of the effective date, until a party gives 90 days' notice of non-renewal. This agreement is now in effect until November 17, 2022.
The Employment Agreements provide for an annual base salary to be reviewed no less frequently than annually by the Committee, and entitle the executives to participate in the Company's Annual Incentive Programs with a payment of not less than 12.5% of base salary. The amount actually awarded and paid to the executives each year will be determined by the Committee and may be based on specific performance criteria.
The Employment Agreements entitle the executives to participate in all incentive, savings and retirement plans or programs and welfare and fringe benefits which are generally available to officers of the Company of comparable levels.  In addition, the Employment Agreements state that the Company may pay country club annual dues and expenses for each of the executives.
The Employment Agreements also provide the executives with severance benefits in the event of certain terminations of employment.  These benefits are described in “Potential Payments upon Termination or Change in Control.”
Key Employee Retention Agreement
The Key Employee Retention Agreement with H. J. Shands, III, provides for a grant of options and RSUs within 90 days following the Diboll acquisition, each having a grant date fair value equal to approximately 15% of Mr. Shands' base salary and vesting over four years, as well as three retention payments, beginning 90 days after the merger effective date and ending at the second anniversary date. The last retention payment was made in 2019. The agreement does not provide for accelerated vesting of the equity awards.

Southside Bancshares, Inc. | 2020 Proxy Statement | 27

Split Dollar Agreements
In 2004, the Company entered into a split dollar agreement with Lee R. Gibson.  The agreement provides that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executive’s life.  The agreement provides Mr. Gibson with the right to designate the beneficiaries of the death benefits guaranteed in the agreement.  The agreement originally provided for death benefits in an aggregate amount of $700,000.  The amount is increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%.  As of December 31, 2019, the expected death benefits totaled $1.48 million under this agreement.  The agreement also states that after Mr. Gibson's retirement date, the Company will pay an annual gross-up bonus to him in an amount sufficient to enable him to pay federal income tax on both the economic benefit and on the gross-up bonus itself.  There was no expense associated with the post retirement liability for the year ended December 31, 2019.

2019 GRANTS OF PLAN-BASED AWARDS

The table below sets forth information regarding grants of plan-based awards to the NEOs for the fiscal year ended December 31, 2019:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)
Lee R. Gibson	—	$4,988	—	$332,500	—	—	$—	—
	11/21/2019	—	—	—	4,773	—	—	166,244
	11/21/2019	—	—	—	—	28,178	34.83	166,250
Julie N. Shamburger	—	2,262	—	150,800	—	—	—	—
	11/21/2019	—	—	—	1,894	—	—	65,968
	11/21/2019	—	—	—	—	11,182	34.83	65,974
Tim Alexander	—	3,072	—	204,800	—	—	—	—
	11/21/2019	—	—	—	2,572	—	—	89,583
	11/21/2019	—	—	—	—	15,186	34.83	89,597
Brian K. McCabe	—	1,404	—	93,600	—	—	—	—
	11/21/2019	—	—	—	1,344	—	—	46,812
	11/21/2019	—	—	—	—	7,932	34.83	46,799
H. J. Shands, III	—	—	—	—	—	—	—	—

(1)
Amounts reflect threshold and maximum payout levels for 2019 performance under the 2019 Annual Incentive Program. The awards do not provide for a target payout. For more information regarding the 2019 Annual Incentive Program, see the discussion in “Compensation Discussion and Analysis.”

(2)
Reflects RSUs granted under the 2017 Incentive Plan. The RSUs vest annually in three equal installments. All awards begin vesting on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(3)
Reflects stock options granted under the 2017 Incentive Plan. The stock options vest annually in three equal installments. All awards begin vesting on the first anniversary of the grant date, or earlier upon the death or disability of the grantee or upon a change in control in which the successor does not assume or otherwise equitably convert the awards.

(4)	The closing price of the Company's common stock per share on the grant date.

(5)
Grant date fair value of the RSUs is calculated using the closing stock price on the date of grant. Grant date fair value of the stock options is based on the Black-Scholes option-pricing model. The assumptions used in calculating these amounts are set forth in the notes to the Company’s consolidated financial statements, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Southside Bancshares, Inc. | 2020 Proxy Statement | 28

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END
The table below sets forth information regarding outstanding stock options and RSUs held by the NEOs as of December 31, 2019:

			Option Awards (1)				Stock Awards (2)
Name	Grant Date	Vesting Period (Years) (3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($) (4)
Lee R. Gibson	6/9/2011	3	15,116	—	$14.67	6/9/2021	—	$—
	8/2/2012	3	16,236	—	16.81	8/2/2022	—	—
	12/5/2013	3	10,888	—	22.88	12/5/2023	—	—
	6/18/2015	3	18,997	—	26.49	6/18/2025	—	—
	11/23/2016	3	16,304	—	37.28	11/23/2026	—	—
	6/18/2018	3	8,032	16,063	34.50	6/18/2028	—	—
	6/18/2018	3	—	—	—	—	3,296	122,413
	11/21/2019	3	—	28,178	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	4,817	178,903
Julie N. Shamburger	6/9/2011	4	1,600	—	14.67	6/9/2021	—	—
	8/2/2012	4	4,558	—	16.81	8/2/2022	—	—
	12/5/2013	4	3,113	—	22.88	12/5/2023	—	—
	6/18/2015	4	5,460	—	26.49	6/18/2025	—	—
	11/23/2016	3	6,461	—	37.28	11/23/2026	—	—
	6/18/2018	3	2,960	5,921	34.50	6/18/2028	—	—
	6/18/2018	3	—	—	—	—	1,215	45,125
	11/21/2019	3	—	11,182	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	1,912	71,012
Tim Alexander	6/18/2015	4	1,788	—	26.49	6/18/2025	—	—
	11/23/2016	3	7,537	—	37.28	11/23/2026	—	—
	11/23/2016	4	—	—	—	—	653	24,252
	6/18/2018	3	4,353	8,707	34.50	6/18/2028	—	—
	6/18/2018	3	—	—	—	—	1,787	66,369
	11/21/2019	3	—	15,186	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	2,596	96,415
Brian K. McCabe	8/2/2012	4	2,020	—	16.81	8/2/2022	—	—
	12/5/2013	4	2,681	—	22.88	12/5/2023	—	—
	6/18/2015	4	4,875	—	26.49	6/18/2025	—	—
	11/23/2016	4	2,736	912	37.28	11/23/2026	—	—
	11/23/2016	4	—	—	—	—	226	8,394
	6/18/2018	3	2,239	4,477	34.50	6/18/2028	—	—
	6/18/2018	3	—	—	—	—	918	34,095
	11/21/2019	3	—	7,932	34.83	11/21/2029	—	—
	11/21/2019	3	—	—	—	—	1,356	50,362
H. J. Shands, III	1/29/2018	4	2,617	7,850	34.60	1/29/2028	—	—
	1/29/2018	4	—	—	—	—	1,681	62,432
	6/18/2018	4	2,223	6,667	34.50	6/18/2028	—	—
	6/18/2018	4	—	—	—	—	1,384	51,402

(1)
Options were granted under the 2017 Incentive Plan and predecessor plans.  All options granted are for 10-year terms with an exercise price equal to the fair market value (closing price) on the NASDAQ on the date of the grant, adjusted for stock dividends.

(2)	RSUs were granted under the 2017 Incentive Plan and predecessor plans have been adjusted for stock dividends and dividend equivalents. Fractional shares have been rounded for presentation purposes.

(3)
All awards vest annually in equal installments over the years noted above, beginning on the first anniversary of the grant date, or earlier upon the death or disability of the grantee, or upon a change in control in which the successor company does not assume or otherwise equitably convert the awards.

(4)	Reflects the value calculated by multiplying the number of shares underlying the RSUs by $37.14 which was the closing price of our common stock on December 31, 2019.

Southside Bancshares, Inc. | 2020 Proxy Statement | 29

2019 OPTION EXERCISES AND STOCK VESTED
The following table shows the number of shares and the value realized upon exercise of stock options and vesting of stock awards for the year ended December 31, 2019 for each of the NEOs.

	Stock Options		Stock Awards (RSUs)
Name	Option Shares Acquired on Exercise (#)	Option Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Lee R. Gibson	—	$—	2,916	$98,486
Julie N. Shamburger	1,635	32,976	1,462	49,158
Tim Alexander	—	—	2,569	86,939
Brian K. McCabe	1,200	22,313	980	32,717
H. J. Shands, III	—	—	993	33,543
	2,835	$55,289	8,920	$300,843

(1)	Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)	Number of shares acquired is rounded and includes fractional shares, which were settled as cash in lieu.

(3)	Value realized represents the fair market value of the shares on the vesting date, including fractional shares, which were settled as cash in lieu.

Southside Bancshares, Inc. | 2020 Proxy Statement | 30

2019 PENSION BENEFITS
The table below shows the number of years of service credited to each NEO, the actuarial present value of each NEO's accumulated benefits (determined using interest rate and mortality table assumptions described below), and the amount of payments during 2019 to each of the NEOs, under each of the Pension Plan, Restoration Plan and Deferred Compensation Agreements as of December 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lee R. Gibson	Pension Plan	35.417	$2,207,249	$—
	Restoration Plan	35.417	4,559,262	—
	Deferred Compensation Agreement	N/A	302,377	—
Julie N. Shamburger	Pension Plan	36.583	$1,771,155	$—
	Restoration Plan	36.583	778,787	—
	Deferred Compensation Agreement	N/A	120,954	—
Tim Alexander	Pension Plan	14.500	$700,672	$—
	Restoration Plan	14.500	889,337	—
	Deferred Compensation Agreement	N/A	206,061	—
Brian K. McCabe	Pension Plan	36.583	$1,851,418	$—
	Restoration Plan	36.583	282,098	—
	Deferred Compensation Agreement	N/A	144,716	—
H. J. Shands, III	(1)	—	$—	$—
(1) Mr. Shands does not participate in the Pension Plan or the Restoration Plan, nor does he have a Deferred Compensation Agreement with the Company.
Pension Plan
The Pension Plan is a tax-qualified defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.
Entrance into the Pension Plan was frozen effective December 31, 2005.  Employees hired after December 31, 2005 are not eligible to participate in the Pension Plan.  All participants in the Pension Plan are fully vested.  All NEOs employed by the Company at December 31, 2019 were participants in the Pension Plan, with the exception of Mr. Shands. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement.  Eligible participants may retire at reduced benefit levels after reaching age 55.
The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age, which is defined as 65 under the Pension Plan.

Southside Bancshares, Inc. | 2020 Proxy Statement | 31

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

The fraction in which the numerator is Credited
Formula (1)		x	Service as of 12/31/05 and the denominator is
Credited Service at Normal Retirement Date
plus
Formula (2)			The fraction in which the numerator is Credited
		x	Service earned after 12/31/05 and the
denominator is Credited Service at Normal
Retirement Date
Formula (1) is an amount equal to:
2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS
1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS
0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Formula (2) is an amount equal to:
0.90% of Final Average Monthly Compensation times Credited Service, PLUS
0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years
Benefit Formula Definitions
Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company.  The Company has no policy to grant extra years of credited service.
Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average.  Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 404(g)(c).  Compensation in the Pension Plan is limited as required.
Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security.  The table in effect during the calendar year proceeding termination or retirement is used.
The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments from the plan.  All participants receiving payments from the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments from the plan.  None of the NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.
The pension disclosures have been computed using the FASB ASC Topic 715, “Compensation - Retirement Benefits” assumptions from the financial statements as of the pension measurement date of December 31, 2019, except the FASB ASC Topic 715 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).
FASB ASC Topic 715 Discount Rate as of 12/31/18    4.32%
FASB ASC Topic 715 Discount Rate as of 12/31/19    3.41%
Expected Retirement Age            65
Post-Retirement Mortality    Pri-2012 table, projected generationally using MP-2019 scale
Pre-Retirement Mortality, Disability or Turnover    None
Form of Payment
•Qualified Retirement Plan        10-Year Certain & Life Annuity
•Nonqualified Restoration Plan    10-Year Certain & Life Annuity
For a further discussion of the FASB ASC Topic 715 assumptions, please see Note 11 to our consolidated financial statements on Form 10-K, filed with the SEC on February 28, 2020.

Southside Bancshares, Inc. | 2020 Proxy Statement | 32

Restoration Plan
The annual retirement income benefit for NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code.  Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes a NEOs compensation above a specified compensation limit.  In 2019, for example, the ceiling was $280,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan.  The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan.  The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company and the NEOs are not required to make any contributions.  The formula and assumptions used to calculate the benefit payable pursuant to the Restoration Plan are the same as those used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.
Deferred Compensation Agreements
Under the terms of their deferred compensation agreements, Lee R. Gibson is entitled to receive $400,000, and Julie N. Shamburger, Tim Alexander and Brian K. McCabe are each entitled to receive $300,000, all of which are payable monthly over 10 years, if the executive remains in the employment of Southside Bank until retirement (on or after age 65), or upon permanent disability or death, whichever occurs first.  If the executive’s employment is involuntarily terminated by the Company for any reason other than for “good cause” (as defined in the agreements), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.  If, prior to a “change in control” (as defined in the agreements), the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due such executive under his deferred compensation agreement.  If, after a change in control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for “good reason” (as defined in the agreements), no amounts shall be due to the executive under his agreement.  After a change in control, a termination by the executive for good reason shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following discussion summarizes the compensation benefits payable to the NEOs in the event of a termination of their employment under various circumstances, assuming that a termination of employment occurred on December 31, 2019.
Vested Benefits
Upon termination of their employment, the NEOs would receive compensation and benefits for which they had already vested.  This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) plan.  In addition, the NEOs would receive benefits under the Pension Plan and Restoration Plan, plus amounts payable under their deferred compensation agreements, as disclosed and described above in the 2019 Pension Benefits Table.
Employment Agreements
In addition, the Company has employment agreements with Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe which entitle each of the executives to certain payments and benefits upon termination or change in control, as summarized below.
Voluntary termination by the executive; termination by the Company with Cause.  If an executive voluntarily terminates his/her employment or the Company terminates the executive’s employment with Cause (as defined in the Employment Agreements), the executive will be entitled to receive his or her accrued salary and previously vested benefits.  In this event, no special severance benefits are payable.
Involuntary termination.  If the Company terminates the executive’s employment without Cause, the executive will be entitled to receive a single lump sum equal to:

•	any accrued but unpaid base salary;

•
a severance payment equal to the executive’s monthly salary multiplied by the number of months remaining in the term of the Employment Agreement (which would be between 24 and 36 months), plus $10,000;

•
a pro-rata bonus equal to the product of (i) the executive’s Target Bonus (as defined in the Employment Agreements) for the termination year and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365; and

•	any vested compensation deferred by the executive (unless otherwise required by an agreement).
Additionally, all equity awards will become immediately vested and exercisable as of the date of termination.  Finally, the executive will be entitled to any other amounts or benefits under any other plan pursuant to which the executive is eligible to receive benefits, to the extent officers of a comparable level at the Company received such benefits prior to the date of termination (“Other Benefits”).
Termination due to death, Disability or Retirement.  If an executive’s employment is terminated due to death, Disability or Retirement (as such capitalized terms are defined in the Employment Agreements), he or she (or his or her estate) will receive accrued salary and Other Benefits.

Southside Bancshares, Inc. | 2020 Proxy Statement | 33

Termination in connection with Change in Control.  If an executive’s employment is terminated due to a Change in Control (as such capitalized term is defined in the Employment Agreements), he or she will be entitled to the same payments and benefits as if he or she had been terminated without cause. However, instead of the severance payment described above, the severance payment will be calculated as follows:
(a) if the termination occurs more than six (6) months prior to a change of control or more than two (2) years after the occurrence of a change of control, the severance payment shall be the product of two times the sum of (1) the executive’s salary in effect as of the termination (ignoring any decrease in the salary unless consented to by the executive), and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs; or

(b)
if the termination occurs within six months prior or within two years after the occurrence of a change of control, the severance payment shall be the product of 2.99 for Lee R. Gibson and 2.0 for Julie N. Shamburger and Brian K. McCabe times the sum of (1) the executive’s salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.

Restrictive covenants.  The Employment Agreements contain confidentiality provisions and subject Lee R. Gibson to certain non-compete and non-solicitation obligations during the term of employment with the Company for a one-year period and Julie N. Shamburger and Brian K. McCabe for a six-month period following termination of employment.
Reduction in certain benefits.  The Employment Agreements also state that in the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.
The following table quantifies the severance payments payable to Lee R. Gibson, Julie N. Shamburger and Brian K. McCabe pursuant to their Employment Agreements, and to H. J. Shands, III, pursuant to his Key Employee Retention Agreement, had their employment been involuntarily terminated as of December 31, 2019, either absent or in connection with a Change in Control, and the value of equity acceleration the NEOs would receive upon an involuntary termination following a Change in Control pursuant to the terms of the stock option and RSU award agreements. No amounts for pro rata bonuses are included in the table because the disclosure assumes a termination of employment as of the last day of the Company's fiscal year. Actual amounts earned as annual incentives for 2019 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

	Severance Payment ($)		Equity Acceleration ($)(3)(4)	Total ($)
By the Company without cause without a change in control
Lee R. Gibson	$1,879,288	(1)	$408,814	$2,288,102
Julie N. Shamburger	1,072,830	(1)	157,599	1,230,429
Brian K. McCabe	909,244	(1)	122,993	1,032,237
Tim Alexander	—		245,102	245,102
H. J. Shands, III	—		151,374	151,374
By the Company without cause or by the executive for good reason in connection with a change in control
Lee R. Gibson	2,674,725	(2)	408,814	3,083,539
Julie N. Shamburger	928,396	(2)	157,599	1,085,995
Brian K. McCabe	720,644	(2)	122,993	843,637
Tim Alexander	—		245,102	245,102
H. J. Shands, III	—		151,374	151,374

(1)
Reflects a severance payment equal to the executive's monthly salary multiplied by the number of months remaining in the term of his or her employment agreement as of December 31, 2019 plus an additional $10,000.

(2)
Reflects a severance payment equal to the product of 2.99, in the case of Lee R. Gibson, or 2.0, in the case of Julie N. Shamburger and Brian K. McCabe, times the sum (1) of the executive's salary in effect as of the termination, and (2) the greater of the average of the annual bonuses earned by the executive for the two fiscal years in which annual bonuses were paid immediately preceding the year in which the termination occurs, or the executive’s Target Bonus for the year in which the termination occurs.

(3)
Reflects the excess of the fair market value of the underlying shares as of December 31, 2019 over the exercise price of all unvested stock options and the fair market value as of December 31, 2019 of unvested RSUs, all of which would accelerate upon the executive's termination of employment under the specified circumstances.

(4)
Under the terms of the award agreements, the awards shall become fully vested and exercisable upon termination due to death or disability. Also, in accordance with the terms of the award agreements, the awards shall become fully vested and exercisable upon

Southside Bancshares, Inc. | 2020 Proxy Statement | 34

change in control, unless the equity award is assumed by the surviving entity, in such event, the equity awards shall vest upon termination of employment without cause within two years after the effective date of change in control.

Split Dollar Agreement
Under the terms of the split dollar agreement with Lee R. Gibson, upon a termination of employment by reason of death, disability (as defined in the split dollar agreement), or retirement at or after age 65, or a termination following a change in control (as defined in the split dollar agreement), payment of the specified death benefits under the split dollar agreement would be triggered.  If Mr. Gibson’s employment is terminated for Cause (as defined in the split dollar agreement), he will forfeit benefits under the split dollar agreement.
The following table quantifies the death benefit payable to the beneficiaries of Mr. Gibson, pursuant to his split dollar agreement in the event his employment is terminated due to death while still employed by the Company, or in connection with death after termination from the Company due to termination without cause, retirement after age 65 or a change in control.  This assumes the event occurred on December 31, 2019.

Reason for Termination	Gibson
Death benefit while still employed by the Company at time of death	$1,477,991
Death benefit after termination from Company without cause, retirement after age 65, or a change in control	$1,330,000

EQUITY COMPENSATION PLAN INFORMATION
The table below provides information as of December 31, 2019 regarding shares of common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,252,850	$31.55	1,307,964
Equity compensation plans not approved by security holders	—	—	—
Total	1,252,850	$31.55	1,307,964

(a)	Reflects stock options and RSUs outstanding under the 2017 Incentive Plan and predecessor plans.

(b)	Reflects weighted-average exercise price of 1,109,559 stock options outstanding.

(c)	Reflects shares available for issuance pursuant to the grant of awards (including full-value stock awards) under the 2017 Incentive Plan.

Southside Bancshares, Inc. | 2020 Proxy Statement | 35

PROPOSAL 2 - NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. At the 2019 Annual Meeting of Shareholders, approximately 97.5% of the shares represented at the meeting in person or by proxy and entitled to vote were voted in support of the Company’s compensation program. At the 2017 Annual Meeting, the Company’s shareholders selected, on a non-binding, advisory basis, an annual vote for the frequency at which the Company should include a Say-on-Pay vote in its proxy statement for shareholder consideration. In light of this result and other factors considered by the Board, the Board determined that the Company will hold Say-on-Pay votes every year until the next required non-binding, advisory vote on the frequency of such votes, which is required to be held no later than the Company’s 2023 Annual Meeting of Shareholders.
Accordingly, the Board is providing shareholders with the opportunity to cast a non-binding advisory vote on the named executive officer compensation program at our 2020 Annual Meeting. This vote will not be binding on or overrule any decisions by the Board, and will not create or imply any additional fiduciary duty on the part of the Board. However, our Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation arrangements.
As described in greater detail in our Compensation Discussion and Analysis above, we believe that our executive officer compensation program is structured in a manner that most effectively supports the Company and our business objectives. Our executive officer compensation program is designed to reward long-term and strategic performance, and is substantially tied to our key business objectives and the success of our shareholders. We monitor the various short-term and long-term aspects of our executive officer compensation program, including base salary, annual cash bonus and equity incentives, in comparison to similar programs and practices at comparable companies, so that we may ensure that our executive officer compensation program is within the competitive range of market practices.
The Board invites our shareholders to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and cast a vote to approve the Company’s executive compensation programs through the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”
The Board recommends a vote FOR the non-binding advisory vote on executive compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee, during the fiscal year ended December 31, 2019, are a current or former officer or employee of the Company.
During the fiscal year ended December 31, 2019:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES
The Board of Directors reviews and discusses each potential transaction between the Company and a director, executive officer, significant shareholder or any of their immediate family members and votes to approve or disapprove such transactions.  Directors or executive officers who are interested in a particular transaction do not vote on such transaction.  The Company’s Board has adopted a Conflict of Interest Policy that addresses transactions with related persons.
Certain of the executive officers and directors of the Company and Southside Bank (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies.  All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank

Southside Bancshares, Inc. | 2020 Proxy Statement | 36

were made in the ordinary course of business on substantially the same terms, including interest rates, maturities and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company or Southside Bank and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank.  Prior approval by a majority of the Board of Directors, with the interested party abstaining, must be obtained for any loan to a director or a director’s related interest(s) which, when aggregated with all loans to the director and/or to that director’s related interest(s) exceed 10% of Southside Bank’s capital plus unimpaired surplus.  Prior approval requirements for individual advances for the Board of Directors will be satisfied by annual Board approval of a line of credit for a director’s personal borrowing and similar approval of a line of credit for director-owned or controlled business borrowing.  All advances made pursuant to an approved line of credit within 12 months of the date of approval shall be treated as approved.  Loans to persons employed by Southside Bank who are considered under Regulations of the Federal Reserve Board to be executive officers shall be subject to prior approval by the Board of Directors.  The Company expects ongoing transactions with its executive officers and directors as well as directors and officers of Southside Bank.
Richard K. Gibson, son of Lee R. Gibson, is employed by Southside Bank and received compensation of $263,820 in 2019. Joe C. (Trey) Denman, III, brother-in-law of M. Richard Warner, who served as a director until the 2019 Annual Meeting, is employed by Southside Bank and received compensation in 2019 of $503,273, which includes a retention payment of $33,000, pursuant to Mr. Denman's Key Employee Retention Agreement. In addition, George H. (Trey) Henderson, III, a member of the Company’s Board, owns a 20% interest in HFive Partners, Ltd., together and equally with his four siblings, and exercises managerial authority over the partnership. HFive Partners, Ltd. owns 9.9% of Coss Partners, Ltd. First Bank & Trust East Texas, which the Company acquired on November 30, 2017, entered into a loan agreement with Coss Partners, Ltd. in 2016. The loan was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to First Bank & Trust East Texas. At the time this loan was made, the loan did not involve more than the normal risk of collectability. Mr. Henderson provided a limited personal guaranty of approximately 4.0% of the principal balance of the loan. The loan was paid in full in August 2019.

Southside Bancshares, Inc. | 2020 Proxy Statement | 37

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Based solely upon a review of Forms 3, 4 and 5 and any amendments thereto filed with the SEC, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal year 2019 all Section 16(a) filing requirements were complied with on a timely basis except that:

•
CLO Tim Alexander filed a late Form 4 on March 15, 2019 to report the acquisition of 43 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
Regional President, Central Texas, Jim Alfred filed a late Form 4 on March 15, 2019 to report the acquisition of 30 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
Former officer Earl W. (Bill) Clawater, III, filed a late Form 4 on March 15, 2019 to report the acquisition of 18 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
CRO Suni Davis filed a late Form 4 on March 15, 2019 to report the acquisition of 9 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
Regional President, North Texas, Mark Drennan filed a late Form 4 on March 15, 2019 to report the acquisition of 27 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
CEO and Director Lee R. Gibson filed a late Form 4 on March 15, 2019 to report the acquisition of 54 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
COO Brian McCabe filed a late Form 4 on March 15, 2019 to report the acquisition of 18 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
Officer Emily S. Moore filed a late Form 4 on March 15, 2019 to report the acquisition of 4 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
CFO Julie N. Shamburger filed a late Form 4 on March 15, 2019 to report the acquisition of 23 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

•
Regional President, East Texas, and Director H. J. Shands, III filed a late Form 4 on March 15, 2019 to report the acquisition of 30 shares received pursuant to dividend equivalent rights attached to restricted stock units held by the reporting person on March 7, 2019.

Southside Bancshares, Inc. | 2020 Proxy Statement | 38

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference in any of those filings.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and for maintaining effective systems of internal control based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework). In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2019 with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the independent registered certified public accounting firm, EY, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles and an audit on the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States), its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the PCAOB, rules of the SEC, and other applicable regulations.
The Audit Committee has received the written disclosures from EY regarding the auditors' independence required by the PCAOB.
The Audit Committee discussed with EY the overall scope and plans for their audit. The Audit Committee met with EY with and without management present, to discuss the results of their financial statement audit, their evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.
Submitted by the Audit Committee of the Board.

Melvin B. Lovelady, CPA, Chairman	William Sheehy
S. Elaine Anderson, CPA	Preston L. Smith
Tony K. Morgan, CPA

Southside Bancshares, Inc. | 2020 Proxy Statement | 39

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EY served as the Company’s independent registered public accounting firm for the year ended December 31, 2019 and has been selected by the Audit Committee as the Company's independent registered public accounting firm for the year ended December 31, 2020.
Independent Registered Public Accounting Firm Fees
The following table sets forth aggregate fees incurred by the Company for fiscal years ended December 31, 2019 and 2018 to EY, the Company’s independent registered public accounting firm.  All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2019	2018
Audit Fees	$1,003,254	$792,750
Audit Related Fees	36,000	51,810
Tax Fees	133,052	320,602
All Other Fees	2,165	2,165
Total Fees	$1,174,471	$1,167,327
Auditor Fees Pre-Approval Policy
The Audit Committee has a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently EY.  The Policy requires that all services EY may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee.  The Audit Committee pre-approved all audit, audit-related and non-audit services provided by EY during 2019.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020.  EY has served as the Company’s independent registered public accounting firm since 2012.  We have been advised by EY that neither it nor any of its members had any financial interest, direct or indirect, in us nor has it had any connection with us or any of our subsidiaries in any capacity other than as independent auditors.  The Board recommends that you vote for the ratification of the selection of EY.  Shareholder ratification of the selection of EY as our independent registered public accounting firm is not required by our certificate of formation, bylaws or otherwise.  Nevertheless, the Board is submitting this matter to the shareholders as a matter of good corporate practice.  If our shareholders do not ratify the appointment of EY, then the appointment of an independent registered public accounting firm will be reconsidered by our Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.  Representatives of EY are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2020.

ANNUAL REPORT TO SHAREHOLDERS
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations. The Company’s public filings with the SEC may also be obtained free of charge at the Company’s website: https://investors.southside.com, under the topic Filings and Financials then Documents.

SHAREHOLDER PROPOSALS
SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Board’s proxy solicitation materials.  Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Board’s proxy solicitation materials for the 2021 Annual Meeting must set forth his or her proposal in writing and file it with the Secretary of the Company on or before November 26, 2020.  Proposals must comply with all applicable SEC rules.  The Board will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2021 proxy solicitation materials.

Southside Bancshares, Inc. | 2020 Proxy Statement | 40

In addition, the Company’s bylaws establish advance notice procedures that must be followed for a shareholder proposal to be presented at an Annual Meeting but not included in the Board’s proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2021 Annual Meeting, but who does not submit the proposal for inclusion in the Board’s proxy statement, assuming that the 2021 Annual Meeting occurs on a date that is not more than 30 days before or 60 days after the anniversary of the Annual Meeting, must submit the proposal as set forth above not earlier than January 13, 2021 and no later than February 13, 2021.
For any proposal that is not submitted for inclusion in next year’s proxy solicitation materials, but is submitted for presentation at the 2021 Annual Meeting, SEC rules permit the persons named as proxies in the proxy solicitation materials to vote proxies in their discretion if: (1) the proposal is received before February 13, 2021 and we advise shareholders in the 2021 proxy solicitation materials about the nature of the matter and how management intends to vote on such matter, or (2) the proposal is not received before February 13, 2021.

HOUSEHOLDING
The Securities and Exchange Commission rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family.  Each shareholder will continue to receive a separate proxy card.  This procedure, known as “householding,” reduces the volume of the duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date.  We will deliver a separate copy of the proxy statement, as requested, to any shareholder at a shared address to which a single copy of that document was delivered. If you prefer to receive separate copies of a proxy statement, either now or in the future, you can request a separate copy of the proxy statement by calling us at (877) 639-3511 or by writing to us at any time at the following address: Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701, Attn: Investor Relations.

GENERAL
The Board does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

Southside Bancshares, Inc. | 2020 Proxy Statement | 41

VOTE BY INTERNET
	Before the Meeting -	Go to www.proxyvote.com
SOUTHSIDE BANCSHARES, INC. ATTN: LINDSEY BAILES 1201 S. BECKHAM AVE TYLER, TX 75701-3320
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 12, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

	Before the Meeting -	Go to www.virtualshareholdermeeting.com/SBSI2020
You may attend the meeting via the Internet and vote during the meeting. You will be required to enter your control number, identified below, to enter the meeting.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 12, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
							D07485-Z76823		KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHSIDE BANCSHARES, INC.					For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors				☐	☐	☐
Nominees with Terms Expiring 2023:
	01)	Lawrence Anderson, M.D.	05)	William Sheehy
	02)	Melvin B. Lovelady, CPA	06)	Preston L. Smith
	03)	John F. Sammons, Jr.
	04)	H. J. Shands, III
Nominee with Term Expiring 2022:
	07)	Shannon Dacus

The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain

2.	Approve a non-binding advisory vote on the compensation of the Company's named executive officers.								☐	☐	☐

3.	Ratify the appointment by our Audit Committee of Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the year ended December 31, 2020.								☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.								☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D07486-Z76823
SOUTHSIDE BANCSHARES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2020 ANNUAL MEETING OF SHAREHOLDERS
May 13, 2020

Due to the emerging public health concerns related to the novel coronavirus (COVID-19) pandemic, the Annual Meeting of Shareholders will be a virtual meeting held online at www.virtualshareholdermeeting.com/SBSI2020.

The shareholder(s) hereby appoint(s) S. Elaine Anderson, CPA, Michael J. Bosworth, Herbert C. Buie, Patricia A. Callan, John R. (Bob) Garrett, George H. (Trey) Henderson, III, Tony K. Morgan, CPA and Donald W. Thedford, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Southside Bancshares, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Wednesday, May 13, 2020, 11:30 a.m. central time, at the virtual meeting, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE